Exhibit 10.2

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND, ACCORDINGLY, THIS NOTE AND ANY AMERICAN DEPOSITARY SHARES ISSUABLE UPON EXCHANGE OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT AT THE TIME THE ACQUIRER WAS OFFERED THIS NOTE, IT WAS, AND AT THE DATE HEREOF IT IS, AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) OF THE SECURITIES ACT. SUCH ACQUIRER IS NOT, OR TO THE EXTENT IT HAS THEM, ANY OF ITS SHAREHOLDERS, MEMBERS, MANAGERS, GENERAL PARTNERS, DIRECTORS, OR EXECUTIVE OFFICERS ARE NOT, SUBJECT TO ANY DISQUALIFICATION EVENT SET FORTH IN RULE 506(D) UNDER THE SECURITIES ACT;

(2)	CONFIRMS THAT IT HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER IT OR ANY OF THE AFOREMENTIONED PERSONS ARE SUBJECT TO A DISQUALIFICATION EVENT AND THAT IT SHALL NOTIFY THE COMPANY IMMEDIATELY IN WRITING OF THE OCCURRENCE OF ANY DISQUALIFICATION EVENT THAT HAS NOT PREVIOUSLY BEEN DISCLOSED TO THE COMPANY; AND

(3)	AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)	TO THE ISSUER OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTIONS PROVIDED BY REGULATION S AND RULE 144 UNDER THE SECURITIES ACT).

THE ‘‘RESALE RESTRICTION TERMINATION DATE’’ MEANS THE DATE THAT IS THE LATER OF: (X) NOVEMBER 24, 2016; AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW. PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (3)(C), THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

November 2015 3.50% Exchangeable Senior Notes due 2032

No.	U.S. $

Amarin Corporation plc, a public limited company incorporated under the laws of England and Wales (herein called the “Issuer”, which term includes any successor corporation thereto), for value received hereby promises to pay to                                                    , or registered assigns, the principal sum of                                                                                                                                                                                                    (U.S. $                    ) on January 15, 2032. The principal amount of this Note and any interest thereon, as provided on the reverse hereof, shall be payable at the office of the Paying Agent and at any other office or agency maintained by the Issuer for such purpose.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to exchange this Note into ADSs of the Issuer and to the ability and obligation of the Issuer to purchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

SIGNED by John F. Thero, Director,

Chief Executive Officer and President,

for and on behalf of AMARIN CORPORATION PLC

(Witness’ Signature)

(Witness’ Address)

(Witness’ Occupation)

Dated:

AMARIN CORPORATION PLC

November 2015 3.50% Exchangeable Senior Notes due 2032

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its November 2015 3.50% Exchangeable Senior Notes due 2032 (collectively, the “Notes”).

1	Interest.

1.1	This Note will bear interest at a rate of 3.50% per year. Interest on this Note will accrue from, and including, November 24, 2015, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date, beginning January 15, 2016.

1.2	Interest will be paid to the Person in whose name this Note is registered at the Close of Business on the January 1 or July 1 (whether or not such date is a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months.

1.3	Interest will cease to accrue on this Note in the circumstances provided herein.

2	Title and Terms; Payment.

2.1	The Notes shall be known and designated as the “November 2015 3.50% Exchangeable Senior Notes due 2032” of the Issuer. The principal amount shall be payable on the Maturity Date.

2.2	Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

2.3	The Notes constitutes a general unsecured and unsubordinated obligation of the Issuer.

2.4	The principal amount of Notes shall be payable at the office of the Paying Agent and at any other office or agency maintained by the Issuer for such purpose. Interest on the Notes will be payable (i) to Holders holding Notes having an aggregate principal amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders holding Notes having an aggregate principal amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon written application by a Holder to the Registrar not later than the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing.

2.5	If any Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date, Repurchase Date or Redemption Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

3	Registration of Transfer and Exchange.

3.1	The Issuer shall keep or cause to be kept a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.2 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Issuer is hereby initially appointed “Registrar” (the “Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

3.2	A Holder may transfer a Note by: (A) surrendering such Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by the Issuer or the Registrar; (B) if such Note is a Restricted Note, delivering any documentation that the Issuer or the Registrar may reasonably require to ensure that such transfer complies with Section 6 and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 3 and Section 6. Upon the satisfaction of conditions (A), (B) and (C), the Issuer will promptly execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations, having like aggregate principal amount and bearing any restrictive legends required by Section 6.

3.3	A Holder may exchange a Note for other Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by the Issuer or the Registrar, at any office or agency maintained by the Issuer for such purposes pursuant to Section 4.2. Whenever a Holder surrenders Notes for exchange, the Issuer will promptly execute and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Notes are to bear under Section 6.

3.4	Prior to due presentment of this Note for registration of transfer, the Issuer and the Registrar and any agent of the Issuer may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary.

4	Particular Covenants of the Issuer.

4.1	Payment of Principal and Interest. The Issuer will pay or cause to be paid the principal of, Fundamental Change Repurchase Price for, Repurchase Price for, Redemption Price for and any Additional Amounts with respect to, or the Exchange Obligation with respect to, and any accrued and unpaid interest (including Additional Interest, if any) on, this Note on the dates and in the manner required under this Note. Any principal of, Fundamental Change Repurchase Price for, Repurchase Price for, Redemption Price for, Additional Amounts with respect to, Exchange Obligation with respect to, or interest (including Additional Interest, if any) on, this Note will be considered paid on the date due if the Paying Agent, if other than the Issuer, holds, as of 10:00 a.m., New York City time, on the due date, money deposited by the Issuer in immediately available funds and designated for and sufficient to pay such principal, Fundamental Change Repurchase Price, Repurchase Price, Redemption Price Additional Amount, Exchange Obligation or interest (including Additional Interest, if any) then due. Payments of the Fundamental Change Repurchase Price, Repurchase Price, Redemption Price, principal or interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the requirement payment date.

4.2	Maintenance of Office or Agency.

(A)	The Issuer shall maintain in the U.S. at least one office or agency where Notes may be presented for exchange (“Exchange Agent”) and at least one office of the Paying Agent. In addition, the Issuer will maintain a Paying Agent and Registrar in a jurisdiction that is not obligated to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such directive.

(B)	The Issuer may have one or more registrars, one or more additional paying agents and one or more additional exchange agents. The term Paying Agent includes any additional paying agents. The term Exchange Agent includes any additional exchange agents. The term Registrar includes any additional registrars. The Issuer or its Affiliate may act as Paying Agent, Registrar, Exchange Agent or co-registrar, and the Issuer shall initially act as Registrar, Exchange Agent and Paying Agent in connection with the Notes.

4.3	Provisions as to Paying Agent.

(A)	The Issuer shall, on or before each due date of the principal of or interest on the Notes, deposit with the Paying Agent, if other than the Issuer, a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m. New York City time, on such date.

(B)	If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due.

4.4	Existence. Subject to Section 10, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Issuer shall not be required to preserve any such right if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer.

4.5	Resale of Certain Notes. The Issuer shall not, and shall not permit any of the its Subsidiaries to, resell any Notes that have been reacquired by the Issuer or any such Subsidiary.

4.6	Commission Filings and Reports. The Issuer covenants that any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be delivered by the Issuer to the Holders within 15 calendar days after the same is filed with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided that in each case the delivery of materials to the Holders by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “delivery” to the Holders for purposes of this Section 4.6.

4.7	Par Value Limitation. The Issuer will not take any action that, after giving effect to any adjustment pursuant to Section 7.5 or Section 7.6 hereof, would result in the Exchange Price becoming less than (i) the par value of one ADS and/or (ii) the par value of one Ordinary Share multiplied by the number of Ordinary Shares then represented by one ADS.

4.8	Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law.

4.9	The Issuer shall deliver to the Holders, within 15 Business Days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action which the Issuer proposes to take with respect thereto.

4.10

Additional Amounts. All payments and deliveries made by or on behalf of the Issuer, or any successor to the Issuer under or with respect to any Note, including, but not limited to, payments of principal (including the Fundamental Change Repurchase Price, Repurchase Price and Redemption Price, if applicable), premium, if any, payments of interest, including any Additional Interest, and deliveries of ADSs (together with payments of cash for any fractional ADS) upon exchange, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“Applicable Taxes”) by or within (1) the U.K. or Ireland (meaning Ireland exclusive of Northern Ireland) (or, in each case, any political subdivision or taxing authority thereof or therein), (2) any jurisdiction in which the Issuer or any of its successors are, for tax purposes, incorporated, organized or resident or doing business (or any political subdivision or taxing authority thereof or therein) or (3) any jurisdiction through which payment is made (or any political subdivision or taxing authority thereof or therein) (each of (1), (2) and (3), as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law. In the event that any such withholding or deduction is so required, the Issuer shall pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any Applicable Taxes on the Additional Amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided, that no additional amounts will be payable:

(A)	for or on account of:

(i)	any Applicable Taxes that would not have been imposed but for:

(a)	other than in respect of Irish dividend withholding tax, the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely acquiring or holding such Note or the receipt of payments or the exercise or enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(b)	the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price, Repurchase Price and Redemption Price, if applicable), premium, if any, and interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period); or

(c)	other than in respect of Irish dividend withholding tax, the failure of the Holder or beneficial owner to comply with a timely and reasonable written request from the Issuer or any successor to the Issuer, addressed to the Holder or beneficial owner, as the case may be, in each case, to the extent such Holder or beneficial owner is legally entitled to, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(ii)	any estate, inheritance, gift, sale, personal property or similar Applicable Taxes;

(iii)	any Applicable Taxes that are payable otherwise than by withholding or deduction from payments under or with respect to the Notes; or

(iv)	any combination of Applicable Taxes referred to in the preceding clauses (i), (ii) or (iii),

(B)	with respect to any payment of the principal of (including the Fundamental Change Repurchase Price, Repurchase Price and Redemption Price, if applicable), premium, if any, and interest on, such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

In addition to the foregoing, the Issuer shall also pay and indemnify the Holder for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes or any other document or instrument referred to therein or the receipt of payments with respect thereto.

In the event that the Issuer becomes after the Issue Date obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer shall deliver to the Paying Agent, if other than the Issuer, on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Holders promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent or the Exchange Agent, as the case may be, to pay Additional Amounts to Holders on the relevant payment date. The Paying Agent shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

The Issuer shall make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the Relevant Taxing Authority in accordance with applicable law. Upon written request, the Issuer shall provide to the Holders an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Holders evidencing the payment of any Applicable Taxes so deducted or withheld. The Issuer will attach to each certified copy or other document a certificate stating the amount of such Applicable Taxes paid per $1,000 principal amount of the Notes then outstanding.

Any reference in this Note in any context to the delivery of ADSs (together with payments of cash for fractional ADSs) upon exchange of the Notes or the payment of principal of (including Fundamental Change Repurchase Price, Repurchase Price and Redemption Price, if applicable), and any premium or interest, including any Additional Interest, on, this Note or any other amount payable with respect to this Note, shall be deemed to include payment of Additional Amounts provided for in this Note to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations in this Section 4.10 will survive any transfer by a Holder of its Notes and will apply mutatis mutandis to any successor to the Issuer.

4.11

Listing of the Notes. The Issuer will use its commercially reasonable efforts to procure the listing of the Notes on the Global Exchange Market operated under the supervision of the Irish Stock Exchange (or on another recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland and within the meaning of Section 1005 ITA 2007 of the United Kingdom) prior to the first Interest Payment Date. Additionally, the Issuer will use its commercially reasonable efforts to maintain the listing of the Notes on the Global Exchange Market operated under the supervision of the Irish Stock Exchange; provided, that if at any time the Issuer determines that it will not maintain such a listing, it will use its commercially reasonable efforts to maintain a listing of the Notes on another recognized stock exchange for the purposes of Section 64 of the Taxes

Consolidation Act 1997 of Ireland and within the meaning of Section 1005 ITA 2007 of the United Kingdom. Notwithstanding the foregoing, in the event that no withholding or deduction for or on account of Applicable Taxes by a Relevant Taxing Jurisdiction is reasonably expected to be required on payments and/or deliveries on the Notes if the Notes are not so listed on any such recognized stock exchange, the Issuer will be under no obligation to so list (or maintain the listing of) them on any such recognized stock exchange.

5	Redemption at the Option of the Issuer.

5.1	Redemption.

(A)	Redemption for Tax Reasons. The Issuer may, at its option, offer to redeem the Notes, in whole but not in part (except in respect of certain Excluded Holders), at a price (the “Tax Redemption Price”) payable in cash and equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Tax Redemption Date, and including, for the avoidance of doubt, any Additional Amounts with respect to such Tax Redemption Price, if the Issuer has, or on the next Interest Payment Date would, become obligated to pay to the Holders Additional Amounts (that are more than a de minimis amount) as a result of any change or amendment occurring on or after the Issue Date in the laws or any rules or regulations of a Relevant Taxing Jurisdiction or any change or amendment on or after the Issue Date in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the formal announcement or publication of any judicial decision or regulatory or administrative interpretation or determination but excluding the publication of guidance by the Irish Revenue Commissioners relating to their interpretation of Section 110 of the Irish Taxes Consolidation Act 1997 which was under discussion at December 31, 2011) (a “Change in Tax Law” and such redemption, a “Tax Redemption”); provided, that the Issuer may only elect a Tax Redemption if (x) the Issuer cannot avoid these obligations by taking commercially reasonable measures available to it and (y) the Issuer delivers to the Holders an opinion of outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction and an Officer’s Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts; provided further, that if the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest, including Additional Interest, if any, payable in respect of such Interest Payment Date shall be payable to the Holders of record at the Close of Business on the corresponding Regular Record Date, and the Redemption Price payable to the Holder whose Note is redeemed will be equal to 100% of the principal amount of such Note, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price.

(B)	Optional Redemption. The Notes may be redeemed in whole or in part at the option of the Issuer on or after January 19, 2018 (such redemption, an “Optional Redemption”) at a price (the “Optional Redemption Price”) payable in cash and equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Optional Redemption Date, or, in the case of a Default by the Issuer in the payment of the Optional Redemption Price, the day on which such Default is no longer continuing; provided, however, that if the Notes are redeemed on a date that is after a Regular Record Date and prior to the corresponding Interest Payment Date, the accrued interest payable in respect of such Interest Payment Date shall not be payable to Holders of the Notes to whom the principal amount of the Notes being redeemed pursuant to the Optional Redemption is paid, and shall instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on the relevant Regular Record Date for the corresponding Interest Payment Date. For the avoidance of doubt, the Issuer may not redeem any Notes in an Optional Redemption unless all accrued and unpaid interest thereon has been or is simultaneously paid (or will be paid at the next Interest Payment Date in accordance with the immediately preceding sentence) for all semi-annual interest periods or portions thereof terminating prior to the Redemption Date.

(C)	No Notes may be redeemed in a Tax Redemption or an Optional Redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Redemption Price with respect to such date).

(D)	Notwithstanding anything to the contrary herein, the Issuer may not redeem the Notes in the case that Additional Amounts are, or as a result of a Change in Tax Law would be, payable in respect of United Kingdom or Irish withholding tax if no Additional Amounts would be payable if the Notes were listed on a recognized stock exchange for the United Kingdom or Irish tax purposes, as appropriate, on the next Interest Payment Date.

5.2	Notice of Tax Redemption and Notice of Optional Redemption. At least 30 calendar days but not more than 60 calendar prior to a Redemption Date in connection with a Tax Redemption or an Optional Redemption, the Issuer shall provide a notice of redemption to each Holder of Notes to be redeemed (a “Notice of Tax Redemption” or a “Notice of Optional Redemption,” as applicable).

(B)	The Notice of Tax Redemption and the Notice of Optional Redemption shall specify the Notes to be redeemed and shall state:

(i)	the Redemption Date;

(ii)	the Redemption Price;

(iii)	the applicable Exchange Rate and applicable Exchange Price;

(iv)	the name and address of the Paying Agent and the Exchange Agent;

(v)	that Notes offered to be redeemed may be exchanged at any time before the Close of Business on the Business Day immediately preceding the Redemption Date or, if the Issuer fails to pay the Redemption Price, such later date on which the Issuer pays the Redemption Price;

(vi)	that Holders who want to exchange Notes must satisfy the requirements set forth therein;

(vii)	in the case of a Tax Redemption, that Holders have the right to elect not to have their Notes redeemed by delivery to the Paying Agent of a Notice of Tax Redemption Election;

(viii)	in the case of a Tax Redemption, that Holders who wish to elect not to have their Notes redeemed or to withdraw such an election must satisfy the requirements set forth therein;

(ix)

in the case of a Tax Redemption, that, at and after the Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change or Optional Put, maturity or otherwise, and whether in cash, Ordinary Shares, Reference Property or otherwise) after the Redemption Date (or, if the Issuer fails to pay the Redemption Price, such later date on which the Issuer pays the Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided, that notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes in connection with such Tax Redemption, the Issuer shall be obligated to pay such Additional Amounts, if any, with respect to such exchange;

(x)	that Notes offered to be redeemed must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(xi)	that, unless the Issuer defaults in making payment of such Redemption Price, interest will cease to accrue with respect to redeemed Notes on and after the Redemption Date;

(xii)	in the case of a Tax Redemption, if Holders would be entitled to Additional Shares upon exchange in connection with such Tax Redemption, that Holders would be so entitled and a description of the method for determining the amount by which the Exchange Rate has been, or would be, so increased (along with a description of how such increase is calculated and the time period during which Notes must be surrendered in order to be entitled to such increase);

(xiii)	if fewer than all the outstanding Notes are to be redeemed pursuant to an Optional Redemption, the certificate numbers and principal amounts of the particular Notes to be redeemed.

(C)	Simultaneously with providing such Notice of Tax Redemption or Notice of Optional Redemption, as applicable, the Issuer shall publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on the Issuer’s website or through such other public medium as the Issuer may use at that time. If Holders would be entitled to Additional Shares upon exchange in connection with such Tax Redemption, each such press release shall also state the fact that Holders would be so entitled to Additional Shares and a description of the method for determining the applicable Redemption Reference Price and Redemption Reference Date.

5.3	Holder’s Right to Elect.

(A)	Upon receiving a Notice of Tax Redemption, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Issuer will not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of the Change in Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change or Optional Put, maturity or otherwise, and whether in cash, ADSs, Ordinary Shares, Reference Property or otherwise) after the Redemption Date (or, if the Issuer fails to pay the Redemption Price on the Redemption Date, such later date on which the Issuer pays the Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided, that notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes in connection with such Tax Redemption as set forth under Section 7.8, the Issuer shall be obligated to pay Additional Amounts, if any, with respect to such exchange.

(B)

Upon receiving a Notice of Tax Redemption, each Holder who does not wish to have the Issuer redeem its Notes pursuant to this Section 5 (any such Holder, an “Excluded Holder”) must deliver to the Paying Agent a written notice of election (the “Notice of Tax Redemption Election”) substantially in the form of Exhibit D hereto, or any other form of written notice substantially similar to the Notice of Tax Redemption Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the Close of Business on the second Business Day immediately preceding the Redemption Date; provided, that a Holder that complies with the requirements for exchange set forth under Section 7.2 will be deemed to have delivered a Notice of Tax Redemption Election. A Holder may withdraw any Notice of Tax Redemption Election (other than such a deemed Notice of Tax Redemption Election) by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the Business Day immediately preceding the Redemption Date (or, if the Issuer fails to pay the Redemption Price on the Redemption Date, such later date on which the Issuer pays the Redemption Price). If no such election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

5.4	Effect of Notice of Tax Redemption and Notice of Optional Redemption. Once a Notice of Tax Redemption or a Notice of Optional Redemption is given, Notes offered to be redeemed become due and payable on the Redemption Date and at the Redemption Price stated in such notice, except for Notes which are exchanged in accordance with the terms of this Note and except for Notes subject to Section 5.3. Upon surrender to the Paying Agent, such redeemed Notes shall be paid at the Redemption Price stated in the Notice of Tax Redemption or Notice of Optional Redemption. Failure to give the Notice of Tax Redemption or Notice of Optional Redemption or any defect in such notice to any Holder shall not affect the validity of such notice to any other Holder.

5.5	Deposit of Redemption Price. Prior to 10:00 a.m. New York City time on a Redemption Date, the Issuer shall deposit with the Paying Agent (or if the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes to be redeemed which on or prior thereto have been exchanged. The Paying Agent shall as promptly as practicable return to the Issuer any money not required for that purpose because of exchange of Notes pursuant to Section 7. If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes (i) for which a Notice of Tax Redemption has been given and with respect to which a Notice of Tax Redemption Election has not been made or deemed to have been made or (ii) for which a Notice of Optional Redemption has been given, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note, including Additional Amounts, if any, with respect thereto. Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

5.6	Notes Redeemed in Part. If the Issuer elects to redeem fewer than all of the outstanding Notes, the Issuer will select the Notes to be redeemed by lot, or on a pro rata basis. Upon surrender of a Note that is redeemed in part pursuant to an Optional Redemption, the Issuer shall execute and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered. The Issuer shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the Open of Business 15 days before the provision of a notice of redemption for redemption of Notes and ending at the Close of Business on the earliest date on which the relevant Notice of Optional Redemption is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

If the Issuer selects a portion of a Holder’s Notes for Optional Redemption and the Holder exchanges a portion of such Holder’s Notes, the exchanged portion of such Holder’s Notes shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such exchanged portion over such portion selected for redemption.

6	Transfer Restrictions.

6.1	Restricted Notes.

(A)	Every Note (and all securities issued in exchange therefor or substitution thereof, except any ADSs issued upon exchange thereof) that bears, or that is required under this Section 6 to bear, the restrictive legend currently included on the face of this Note (the “Restricted Notes Legend”) will be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in this Note (including in the Restricted Notes Legend) unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Issuer, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(i)	Until the Resale Restriction Termination Date, any Restricted Note (or any security issued in exchange therefor or substitution thereof, except any ADSs issued upon the exchange thereof, to which the provisions of Section 6.2 below shall apply) issued by the Issuer, if any, will bear the Restricted Notes Legend unless:

(a)	such Note, since last held by the Issuer or an affiliate of the Issuer (within the meaning of Rule 144), if ever, was transferred (1) to a Person other than (x) the Issuer or (y) an affiliate of the Issuer (within the meaning of Rule 144) or a Person that was an affiliate of the Issuer within the 90 days immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer; or

(b)	such Note was transferred (1) to a Person other than (x) the Issuer or (y) an affiliate of the Issuer (within the meaning of Rule 144) or a Person that was an affiliate of the Issuer within the 90 days immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act.

(ii)	In addition, until the Resale Restriction Termination Date, no transfer of any Restricted Note will be registered by the Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers the form of assignment set forth on the Restricted Note, with the appropriate box checked, to the Registrar.

6.2	Restricted Stock.

(A)	Every ADS that bears, or that is required under this Section 6 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Note (including in the Restricted Stock Legend) unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Issuer, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(B)	Until the Resale Restriction Termination Date, any ADSs issued upon the exchange of a Restricted Note will be issued in book-entry form and will bear the Restricted Stock Legend.

(C)	On and after the Resale Restriction Termination Date, ADSs issued upon the exchange of a Restricted Note, if any, will be issued in book-entry form and will bear the Restricted Stock Legend at any time the Issuer reasonably determinates that, to comply with law, such ADSs must bear the Restricted Stock Legend.

6.3	As used in this Section 6, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

6.4	Expiration of Restrictions. Any Note (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend required by Section 6. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 3.2 and deliver any additional documentation reasonably required by the Issuer or the Registrar in connection with such exchange.

7	Exchange.

7.1	Right to Exchange. Subject to and upon compliance with the provisions of this Note, a Holder will have the right, at such Holder’s option, to exchange its Note, or any portion, into a number of ADSs determined in accordance with Section 7.3 hereof based on an initial exchange rate of 384.6154 ADSs (subject to adjustment provided in this Section 7, the “Exchange Rate”) per $1,000 principal amount of Notes at any time prior to the close of business on the second Business Day immediately preceding the Maturity Date.

7.2	Exchange Procedures.

(A)	General. To exercise its exchange privilege with respect to a Note (including any exchange pursuant to Section 7.9) and in the case of an exchange pursuant to Section 7.9, subject to 7.9(F)), the Holder of such Note must:

(i)	pay any funds required under Section 7.2(D) hereof;

(ii)	pay any taxes or duties required under the proviso of Section 7.2(E) hereof; and

(iii)	(a) complete and manually sign the exchange notice on the back of the Note (the “Exchange Notice”), or a facsimile of the Exchange Notice; (b) deliver the Exchange Notice (or facsimile thereof), which is irrevocable, and the Note to the Exchange Agent; and, (c) if required, furnish appropriate endorsements and transfer documents.

In addition, if a Holder has already delivered a Fundamental Change Repurchase Notice or an Optional Put Notice with respect to a Note in accordance with Section 8.3 hereof, except to the extent that a portion of such Note is not subject to a Fundamental Change Repurchase Notice or Optional Put Notice, the Holder may not surrender that Note for exchange until the Holder has withdrawn the Fundamental Change Repurchase Notice or Optional Put Notice in accordance with Section 8.5 of this Note.

The first Business Day on which a Holder complies with the relevant procedures for exchange set forth in clauses (i) through (iii) above and any other procedures required to effect an exchange under this Note or, as applicable, the Optional Exchange Date, shall be the “Exchange Date” with respect to such Note, and any exchange of a Note will be deemed to occur at the Close of Business on the Exchange Date applicable to such Note. If, at any time, the last date on which any Note may be exchanged is not a Business Day, such Note may be exchanged on the immediately following Business Day.

(B)	Holder of Record. If a Holder surrenders the entire principal amount of a Note for exchange, as of the Close of Business on the applicable Exchange Date, such Person will no longer be the Holder of such Note. Except as provided under Section 7.6(F) hereof, the Person in whose name such ADSs will be registered will become the holder of record of such ADSs at the Close of Business on the Exchange Date.

(C)	Exchanges in Part. If a Holder surrenders only a portion of the principal amount of a Note for exchange, promptly after the applicable Exchange Date, the Issuer will execute and deliver to such Holder, one or more new Notes, each in an authorized denomination and having an aggregate principal amount equal to the unexchanged portion of the Note exchanged in part.

(D)	Reimbursement of Interest upon Exchange. If a Holder surrenders a Note for exchange during the period from the Close of Business on a Regular Record Date to the Open of Business on the corresponding Interest Payment Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (A) if the Exchange Date follows the Regular Record Date immediately preceding the Maturity Date; (B) if the Issuer has specified a Redemption Date, Fundamental Change Repurchase Date, Repurchase Date or Optional Exchange Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (C) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note.

(E)	Taxes Due upon Exchange. If a Holder exchanges a Note (or Notes are exchanged pursuant to Section 7.9), the Issuer will pay any documentary, stamp or similar issue or transfer tax (“Transfer Taxes”) due on the issue of any ADSs upon the exchange (including any Transfer Taxes due on the issue or transfer of any Ordinary Shares represented by such ADSs), unless the tax is due because the Holder requests that any ADSs be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

(F)	Notice of Tax Redemption. If the Issuer has designated a Tax Redemption Date pursuant to Section 5.1(A), a Holder that complies with the requirements for exchange described in this Section 7.2 will be deemed to have delivered a notice of its election not to have its Notes so redeemed pursuant to a Tax Redemption.

(G)	Notwithstanding anything to the contrary in this Note, but subject to Section 7.9(F), (i) any Note that is subject to an Issuer’s Exchange Option pursuant to Section 7.9 for which a Holder has delivered an Exchange Notice pursuant to Section 7.2(A) on or after the date an Optional Exchange Notice has been sent will be exchanged pursuant to Section 7.9 and will not be voluntarily exchanged pursuant to Section 7.1 and (ii) any Note for which a Holder has delivered an Exchange Notice pursuant to Section 7.2(a) prior to the date of sending of an Optional Exchange Notice will not be exchanged pursuant to 7.9 and will be voluntarily exchanged pursuant to Section 7.1.

7.3	Settlement Upon Exchange.

(A)	Except to the extent otherwise provided in Sections 7.5(H), 7.6(H) and 7.7 hereof, if a Holder exchanges a Note (or in the event that the Issuer exercises an Issuer’s Exchange Option), a cash amount, calculated in accordance with Section 7.3(A)(i) below, (the “Liquidated Sum”), shall be payable by the Issuer to the Holder, and the Issuer will satisfy its obligation in respect of the Liquidated Sum by delivering ADSs, together with cash in lieu of any fractional ADS (the obligation to effect such delivery and payment, the “Exchange Obligation”) as follows:

(i)	the Issuer will deliver to the Holder of such Note a number of ADSs equal to the product of (A)(x) the aggregate principal amount of such Note that is being exchanged, divided by (y) $1,000 and (B) the Exchange Rate in effect on the applicable Exchange Date; provided, however, that the Issuer will pay an amount of cash in lieu of any fractional ADS determined in accordance with Section 7.3(A)(ii) hereof. The Issuer will deliver such ADSs, and pay any amount of cash in lieu of any fractional ADS, on the third Business Day immediately following the applicable Exchange Date.

(ii)	Fractional ADS. If the Issuer’s Exchange Obligation with respect to a Note includes a fractional ADS, in lieu of delivering such fractional ADS, the Issuer will pay the exchanging Holder an amount of cash equal to the product of (x) such fraction of an ADS and (y) the Daily VWAP on the applicable Exchange Date (or, if such Exchange Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day).

(iii)	Exchange of Multiple Notes by a Single Holder. If more than one Note of a Holder is exchanged on a single Exchange Date, the Issuer will calculate its Exchange Obligation with respect to such Notes as if such Holder had surrendered for exchange one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for exchange by such Holder on such Exchange Date.

(iv)	Settlement of Accrued Interest and Deemed Payment of Principal. Notwithstanding anything to the contrary in this Note, if a Holder exchanges a Note, the Issuer will not adjust the Exchange Rate to account for any accrued and unpaid interest on such Note and the Issuer’s delivery of the number of ADSs due as part of the Issuer’s Exchange Obligation with respect to such Note (and any payment of cash in lieu of fractional ADSs) will be deemed to satisfy and discharge in full the Issuer’s obligation to pay the principal of the Note and accrued and unpaid interest, if any, on, such Note to, but excluding, the Exchange Date; provided, however, that if a Holder exchanges a Note after the Close of Business on a Regular Record Date but prior to the Open of Business on the corresponding Interest Payment Date, the Issuer will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note at the Close of Business on such Regular Record Date notwithstanding the exchange.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to an exchanged Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(B)	Certain provisions relating to English law.

In respect of any ADSs which the Issuer proposes to deliver pursuant to Section 7.3(A), the parties agree that

(i) the primary obligation of the Issuer is to pay to the Holder the Liquidated Sum;

(ii) the Issuer shall allot and issue to the Depositary such number of Ordinary Shares as is required to underlie the ADSs to be delivered pursuant to Section 7.3(A) and shall procure the issue of such ADSs; and

(iii) the Ordinary Shares allotted and issued in accordance with Section 7.3(B)(ii) shall, for the purposes of section 583 of the UK Companies Act 2006, be allotted and issued in consideration for the release of the liability of the Issuer arising pursuant to this Note for the Liquidated Sum.

7.4	Certain Provisions Related to ADSs Issued Hereunder.

(b) To the extent necessary to satisfy its obligations under this Note, at all times during the term of this Note, the Issuer will use its best endeavours to maintain authority under sections 551 and 570 of the UK Companies Act to allot and issue, free from pre-emption rights or other third party rights, a number of Ordinary Shares equal to the product of (i) the maximum number of ADSs potentially required to satisfy exchange of the Notes from time to time as Notes are presented for exchange and (ii) the number of Ordinary Shares represented by one ADS at such time.

(c) Any Ordinary Shares represented by ADSs delivered hereunder (whether upon exchange or otherwise) and any such ADSs, in each case, will be newly issued securities or treasury securities, duly and validly authorized and issued, fully paid, nonassessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or other Person to whom such ADSs will be delivered) and will rank pari passu with and be identical to the Ordinary Shares or ADSs (as the case may be) then in issue.

(d) In addition, the Issuer covenants that, if any Ordinary Shares represented by ADSs to be provided hereunder (whether upon exchange or otherwise) or any such ADSs, in either case, require registration with or approval of any governmental authority under any federal or state law before such Ordinary Shares or such ADSs may be validly issued, the Issuer will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be; provided that, the Issuer shall not be obligated to register the offer and sale of such Ordinary Shares or such ADSs under the Securities Act.

(e) The Issuer will cause any ADSs issuable hereunder (whether upon exchange or otherwise) to be listed on whatever stock exchange(s) the ADSs are listed, if permitted and required by the rules of such stock exchange(s), on the date the exchanging Holder becomes a record holder of such ADSs.

(f) The Issuer shall, and shall procure that the ADS Depositary shall, at all times maintain, for the benefit of the Holders, a number of ADSs available for distribution under a registration statement on Form F-6 equal to at least the maximum number of ADSs potentially required to satisfy exchange of the Notes from time to time as Notes are presented for exchange.

7.5	Adjustment of Exchange Rate.

If the number of Ordinary Shares represented by the ADSs is changed for any reason other than one or more of the events described in this Section 7.5, the Issuer shall make an appropriate adjustment to the Exchange Rate such that the number of Ordinary Shares represented by the ADSs upon which exchange of the Notes is based remains the same. Such adjustment will be calculated to the nearest 1/10,000th of an ADS.

Notwithstanding the adjustment provisions described in this Section 7.5, if the Issuer distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Issuer (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to the Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Issuer, then an adjustment to the Exchange Rate described in this Section 7.5 in respect of such distribution shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Exchange Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares.

However, in the event that the Issuer issues or distributes to all holders of the Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Issuer shall adjust the Exchange Rate pursuant to Section 7.5(b) (in the case of Expiring Rights entitling holders of the Ordinary Shares for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase Ordinary Shares or ADSs) or Section 7.5(c) (in the case of all other Expiring Rights). “Expiring Rights” means any rights, options or warrants to purchase Ordinary Shares or ADSs that expire on or prior to the Maturity Date.

For the avoidance of doubt, if any event described in this Section 7.5 results in a change to the number of Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the Issuer’s obligation to effect the relevant adjustment to the Exchange Rate on account of such an event to the extent to which such change reflects what a corresponding change to the Exchange Rate would have been on account of such an event.

The Issuer will adjust the Exchange Rate from time to time as described in this Section 7. 5, except that the Issuer will not make an adjustment to the Exchange Rate for any transaction described in this Section 7.5 (other than in the case of a share split or share combination) if each Holder has the right to participate, in such transaction at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, without having to exchange its Notes and as if it held a number of ADSs equal to the applicable Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(A)	Stock Dividends and Share Splits. If the Issuer exclusively issues Ordinary Shares as a dividend or distribution on all or substantially all Ordinary Shares, or if the Issuer effects an Ordinary Share split or Ordinary Share combination, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x	OS1
OS0

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such Ordinary Share split or Ordinary Share combination, as applicable;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date;

OS0	=	the number Ordinary Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date; and

OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, Ordinary Share split or Ordinary Share combination.

Any adjustment made under this Section 7.5(A) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such Ordinary Share split or Ordinary Share combination. If any dividend or distribution of the type described in this Section 7.5(A) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Issuer’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(B)	Rights, Options, and Warrants. If the Issuer issues to all or substantially all holders of Ordinary Shares or ADSs any rights, options or warrants entitling such holders for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase Ordinary Shares, at a price per share less than the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each such Trading Day), or to subscribe for or purchase ADSs, at a price per ADS less than the average of the Last Reported Sale Prices of the ADSs, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	OS0 + X
OS0 + Y

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of Ordinary Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each such Trading Day) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance.

Any increase made under this Section 7.5(B) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares or ADSs actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if the Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 7.5(B) and for purposes of Section 7.1(C)(i), in determining whether any rights, options or warrants entitle holders of Ordinary Shares or ADSs to subscribe for or purchase Ordinary Shares, at a price per Ordinary Share less than such average of the Last Reported Sale Prices for the ADSs (divided by the number of Ordinary Shares represented by one ADS on each such Trading Day), or to subscribe for or purchase ADSs, at a price per ADS less than such average of the Last Reported Sale Prices for the ADSs, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for an issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, as the case may be, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Issuer’s Board of Directors.

(C)	Spin-Offs and Other Distributed Property.

(i) If the Issuer distributes shares of the Capital Stock of the Issuer, evidences of its indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire the Issuer’s Capital Stock or other securities of the Issuer (the “Distributed Property”) to all or substantially all holders of the Ordinary Shares, excluding:

(A) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 7.5(A) hereof or Section 7.5(B) hereof;

(B) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 7.5(D) hereof;

(C) any dividends and distributions in connection with a reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition resulting in the change in the Exchange Consideration as described in Section 7.7;

(D) except as otherwise described above and below under this Section 7.5, rights issued pursuant to a stockholder rights plan adopted by the Issuer; or

(E) Spin-Offs as to which the provisions of Section 7.5(C)(ii) hereof shall apply, then the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	SP0
SP0 - FMV

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each such Trading Day) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Issuer’s Board of Directors) of the Distributed Property distributed with respect to each outstanding Ordinary Share on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder will receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the ADSs, the amount and kind of the Distributed Property that such Holder would have received if such Holder had owned a number of ADSs equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

Any increase in the Exchange Rate made under this Section 7.5(C)(i) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(i)	With respect to an adjustment pursuant to this Section 7.5(C) where there has been a payment of a dividend or other distribution on the Ordinary Shares of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Issuer, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of such dividend or other distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	FMV0 + MP0
MP0

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for the Spin-Off;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each such Trading Day) over the Valuation Period.

For purposes of this Section 7.5(C)(ii), the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the ADSs in the definition of “Last Reported Sale Price” set forth in Section 13 hereof.

For purposes of Section 7.5(A) hereof, Section 7.5(B) hereof and this Section 7.5(C), if any dividend or distribution to which this Section 7.5(C) applies includes one or both of:

(a)	a dividend or distribution of Ordinary Shares to which Section 7.5(A) hereof also applies (the “Clause A Distribution”); or

(b)	a dividend or distribution of rights, options or warrants to which Section 7.5(B) hereof also applies (the “Clause B Distribution”),

then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7.5(C) applies (the “Clause C Distribution”) and any Exchange Rate adjustment required to be made under this Section 7.5(C) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 7.5(B) hereof with respect thereto shall then be made, except that, if determined by the Issuer, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any Ordinary Shares (or any Ordinary Shares represented by ADSs) included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 7.5(B) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Issuer, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and any Ordinary Shares included in the Clause A distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 7.5(A) hereof.

(D)	Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x	SP0
SP0 - C

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares represented by one ADS on such Trading Day) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share that the Issuer distributes to holders of the Ordinary Shares.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such Holder would have received if such Holder had owned a number of ADSs equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution. Any such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(E)	Tender Offers or Exchange Offers. If the Issuer or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Ordinary Shares or the ADSs (that is subject to the tender offer rules of the Exchange Act that are then applicable), other than odd lot tender offers, to the extent that the cash and value of any other consideration included in the payment per Ordinary Share or ADS exceeds the Last Reported Sale Price of the ADSs (divided by, in the case of Ordinary Shares, the number of Ordinary Shares represented by one ADS on such Trading Day) on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	AC + (SP1 x OS1)
OS0 x SP1

where:

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Expiration Date;

ER1	=	the Exchange Rate in effect immediately after the Close of Business on the Expiration Date;

AC	=	the aggregate value, on the Expiration Date, of all cash and any other consideration (as determined by the Issuer’s Board of Directors) paid or payable for Ordinary Shares or ADSs purchased in such tender offer or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Close of Business on the Expiration Date (prior to giving effect to the purchase of all Ordinary Shares or ADSs accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of Ordinary Shares outstanding immediately after the Close of Business on the Expiration Date (after giving effect to the purchase of all Ordinary Shares or ADSs accepted for purchase or exchange in such tender offer or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each such Trading Day) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

(F)	Special Provisions for ADS Adjustments. Without duplication of any other adjustment pursuant to this Section 7.5, in the event of (i) any subdivision or split of the outstanding ADSs, (ii) any distribution of additional ADSs to holders of the ADSs, or (iii) any combination of the outstanding ADSs into a smaller number of ADSs, the Exchange Rate shall be adjusted as of the Open of Business on the effective date for any such subdivision or combination or as of the Open of Business on the Ex-Dividend Date for any such distribution, as the case may be, to be equal to the number of ADSs that a holder of a number of ADSs equal to the Exchange Rate immediately prior to the effective date of any such subdivision or combination or the Ex-Dividend Date for such distribution, as the case may be, would hold immediately following such subdivision, distribution or combination.

(G)	Reserved.

(H)	Rights Plan. To the extent that the Issuer has a rights plan applicable to the ADSs in effect upon exchange of any Notes, on the applicable Exchange Date, the exchanging Holder will receive, in addition to any ADSs received in connection with the Exchange Obligation calculated on such Exchange Date, the rights under such rights plan, unless prior to such Exchange Date the rights have separated from the ADSs, in which case, and only in such case, the Exchange Rate will be adjusted at the time of separation as if the Issuer distributed, to all holders of the Ordinary Shares, the Distributed Property as described in clause (c) of this Section 7.5, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(I)	Other Adjustments. Whenever a provision of this Note requires the calculation of the Last Reported Sale Prices, the Daily VWAPs or any functions thereof over a span of multiple days (including, without limitation, during the 10 Trading Day period used to determine the ADS Price for purposes of a Make-Whole Fundamental Change or an Issuer’s Exchange Option), the Issuer will make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to the provisions in Section 7.5) to each to account for any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs at any time during the period when the Last Reported Sale Prices, the Daily VWAPs or any functions thereof are to be calculated.

(J)	Successive Adjustments. After an adjustment to the Exchange Rate under this Section 7, any subsequent event requiring an adjustment under this Section 7 will cause an adjustment to the Exchange Rate as so adjusted, without duplication.

(K)	Limitations on Adjustments.

(i)	Except as stated in this Section 7, the Issuer will not adjust the Exchange Rate for the issuance of Ordinary Shares or ADSs or any securities exchangeable into or exchangeable for Ordinary Shares or ADSs or the right to purchase Ordinary Shares or ADSs or such exchangeable or exchangeable securities.

(ii)	In addition, notwithstanding anything to the contrary in this Section 7.5, the Issuer will not be required to adjust the Exchange Rate:

(a)	upon the issuance of:

(1)	any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(2)	any Ordinary Shares or ADSs or options or rights to purchase Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Issuer or any of its Subsidiaries; or

(3)	any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, convertible or exchangeable security not described in clause (2) above and outstanding as of the Issue Date;

(b)	for a change solely in the par value of the Ordinary Shares; or

(c)	for accrued and unpaid interest, and Additional Interest on the Notes, if any.

(L)	Notwithstanding anything to the contrary in this Section 7.5, the Issuer shall not be required to adjust the Exchange Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made (i) on the Effective Date for any Make-Whole Fundamental Change or Issuer’s Exchange Option, and (ii) upon the Exchange Date. In addition, the Issuer shall not account for such deferrals when determining whether any of the conditions to exchange have been satisfied or what number of the ADSs a Holder would have held on a given day had it exchanged the Notes.

(M)	For purposes of this Section 7.5, subject to Section 7.5(C) hereof, the number of Ordinary Shares or ADSs outstanding at any time will include Ordinary Shares or ADSs issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares or ADSs, but, so long as the Issuer does not pay any dividend or make any distribution on Ordinary Shares or ADSs held in the treasury of the Issuer, will not include Ordinary Shares or ADSs held in the treasury of the Issuer.

(N)	Voluntary Adjustments.

(i)	Incentive Increases. To the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Market (or any other securities exchange on which the Issuer’s securities are then listed), the Issuer may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Issuer’s best interest.

(ii)	Tax-Related Increases. The Issuer may also (but is not required to) increase the Exchange Rate if the Board of Directors determines that such increase would avoid or diminish income tax to holders of the Ordinary Shares or ADSs or rights to purchase the Ordinary Shares or ADS in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(O)	Notices.

(i)

Notice to Holders Prior to Certain Actions and Events. The Issuer shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Note, the Issuer is already required to deliver notice of such event containing at least the information specified below at an earlier time, or, (ii) the Issuer, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Issuer shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon it obtaining knowledge of any such information not already included in a notice delivered by the Issuer, deliver notice to each Holder containing such information. In each case, the failure by the Issuer to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(ii)	Issuances, Distributions, and Dividends and Distributions. If the Issuer (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Exchange Rate pursuant to Section 7.5(B) hereof; (B) authorizes any distribution that would require an adjustment in the Exchange Rate pursuant to Section 7.5(C) hereof (including any separation of rights from the ADSs described in Section 7.5(H) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Exchange Rate pursuant to Section 7.5(D) hereof, then the Issuer shall deliver to the Holders, as promptly as possible, but in any event at least 10 calendar days prior to the applicable Ex-Dividend Date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Issuer shall deliver to the Holders notice if any of the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(iii)	Tender and Exchange Offers. If the Issuer announces any tender offer or exchange offer that could require an adjustment in the Exchange Rate pursuant to Section 7.5(E) hereof, the Issuer shall deliver to the Holders on the day it announces such tender offer or exchange offer, and, if the Issuer is required to file with the Commission a Schedule TO in connection with such tender offer or exchange offer, an additional notice (i) when the Issuer first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on EDGAR (or any successor thereto), and, (ii) whenever the Issuer files an amendment to such Schedule TO, which notice shall include the address at which such amendment is available on EDGAR (or any successor thereto).

(iv)	Voluntary Increases. If the Issuer increases the Exchange Rate pursuant to Section 7.5(N), the Issuer shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increased will become effective and the amount by which the Exchange Rate will be increased.

(v)	Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer, the Issuer shall deliver notice to the Holders at promptly as possible, but in any event at least 10 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date or dates as of which it is expected that holders of Ordinary Shares and/or ADSs, as the case may be, of record shall be entitled to exchange their Ordinary Shares and/or ADSs, as the case may be, for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one Ordinary Share and/or one ADS, as the case may be, is expected to be entitled, or may elect, to receive in such event. The Issuer shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one Ordinary Share and/or one ADS, as the case may be, is expected to be entitled to receive in such event, changes.

(vi)	Notices After Certain Actions and Events. Whenever an adjustment to the Exchange Rate becomes effective pursuant to this Section 7.5, the Issuer will deliver notice to the Holders stating that such adjustment has become effective and the Exchange Rate or exchange privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment

(P)	If the Ordinary Shares cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by the Issuer, all references in this Note to the ADSs shall be deemed to have been replaced by a reference to the number of Ordinary Shares represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares (as adjusted pursuant to this Section 7.5 for any other property represented by the ADSs) and as if the Ordinary Shares and/or other property had been distributed to holders of the ADSs on that day.

7.6	Adjustments to Exchange Rate upon Exchange In Connection With a Make-Whole Fundamental Change or Issuer’s Exchange Option.

(A)	General. If a Make-Whole Fundamental Change occurs on or prior to January 15, 2018 and a Holder elects to exchange its Notes “in connection with” such Make-Whole Fundamental Change, the Issuer will, in the circumstances described in this Section 7.6, increase the Exchange Rate applicable to the Notes so surrendered for exchange by a number of Additional Shares as set forth in this Section 7.6. For purposes of this Section 7.6, an exchange of Notes will be deemed to be “in connection with” a Make-Whole Fundamental Change if the Exchange Notice for such Notes is received by the Exchange Agent during the period from, and including, the Effective Date up to, and including, the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Make-Whole Fundamental Change; provided, however, that in the event of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition of Fundamental Change, an exchange of Notes will be deemed to be “in connection with” a Make-Whole Fundamental Change if the Exchange Notice for such Notes is received by the Exchange Agent during the period from, and including, the applicable Effective Date up to, and including, the 35th Business Day immediately following such Effective Date. For the avoidance of doubt, a Holder shall not be deemed to elect to exchange its Notes “in connection with” a Make-Whole Fundamental Change if such Notes are exchanged as a result of an Issuer’s Exchange Option occurring on or after the Effective Date of a Make-Whole Fundamental Change and prior to (x) the 35th Business Day immediately following such Effective Date with respect to a Make-Whole Fundamental Change that did not constitute a Fundamental Change and (y) the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date with respect to all other Make-Whole Fundamental Changes. In addition, the Exchange Rate applicable to Notes subject to an Issuer’s Exchange Option and surrendered for exchange in accordance with Section 7.9 will be increased by a number of Additional Shares as set forth in this Section 7.6.

(B)	Determination of Additional Shares. The number of Additional Shares, if any, by which the Exchange Rate will be increased if a Holder exchanges a Note “in connection with” a Make-Whole Fundamental Change or pursuant to an Issuer’s Exchange Option will be determined by reference to the table below and will be based on the related Effective Date and the applicable ADS Price.

(C)	Adjustment of ADS Prices and Additional Shares. The ADS Prices set forth in the column headings of the table below will be adjusted as of any date on which the Exchange Rate of the Notes is otherwise required to be adjusted pursuant to Section 7.5 hereof. The adjusted ADS Prices in the table below will equal the ADS Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate in effect immediately prior to the adjustment giving rise to the adjustment to the ADS Price and the denominator of which is the Exchange Rate in effect immediately after such adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner, at the same time and on account of the same events for which the Exchange Rate must be adjusted as set forth in Section 7.5 hereof.

(D)	Additional Shares Table. The following table sets forth the number of Additional Shares by which the Exchange Rate will be increased for a Make-Whole Fundamental Change and an Issuer’s Exchange Option, as the case may be, having the ADS Price and the Effective Date set forth below:

	ADS price
	$1.52	$1.75	$2.00	$2.50	$2.60	$2.70	$2.86	$3.50	$4.25	$5.00	$5.75	$6.50
January 15 , 2015	273.2794	186.8132	115.3846	51.2337	49.8399	48.2288	45.1200	29.6386	23.2435	19.6886	17.0981	15.1054
January 15 , 2016	273.2794	186.8132	115.3846	39.2949	33.2417	32.1672	30.0937	19.7681	15.5027	13.1317	11.4039	10.0749
January 15 , 2017	273.2794	186.8132	115.3846	27.3234	16.5981	16.0616	15.0263	9.8705	7.7408	6.5569	5.6942	5.0306
January 15 , 2018	273.2794	186.8132	115.3846	15.3846	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(E)	Use of Additional Shares Table. If the exact ADS Price and/or Effective Date for a Make-Whole Fundamental Change or an Issuer’s Exchange Option are not set forth in the table above, then:

(ii) if the ADS Price is between two ADS Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the numbers of Additional Shares set forth in the table for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(iii) if the ADS Price is greater than $6.50 per ADS, subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above, no Additional Shares will be added to the Exchange Rate; and

(iv) if the ADS Price is less than $1.52 per ADS, subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above, no Additional Shares will be added to the Exchange Rate.

Notwithstanding the foregoing, in no event will the Exchange Rate, as increased pursuant to this Section 7.6 by the number of Additional Shares, exceed 657.8947 ADSs per $1,000 principal amount of Notes, subject to adjustments in the same manner, at the same time and on account of the same events for which the Exchange Rate is required to be adjusted as set forth in Section 7.5 hereof.

(F)

Settlement of Exchanges “In Connection With” a Make-Whole Fundamental Change or Pursuant to an Issuer’s Exchange Option. If a Holder exchanges a Note “in connection with” a Make-Whole Fundamental Change or Notes are exchanged pursuant to an Issuer’s Exchange Option, the Issuer will settle the exchange in accordance with Section 7.3 hereof (after giving effect to any increase in the Exchange Rate required by this Section 7.6); provided, however, that notwithstanding anything to the contrary in Section 7.3 hereof, if a Holder exchanges a Note “in connection with” a Make-Whole Fundamental Change and such Make-Whole Fundamental Change is a Cash Merger, the Issuer will satisfy its Exchange Obligation with respect to such Note by paying to the exchanging Holder, on the third Business Day immediately following the applicable Exchange Date, in lieu of ADSs and cash for fractional shares that it would otherwise be obligated to deliver to such Holder pursuant to Section 7.3, an amount of cash equal to the product of (i) the Exchange Rate in effect on the applicable

Exchange Date (including any adjustment that the Issuer is required to make pursuant to this Section 7.6) and (ii) the ADS Price for such Make-Whole Fundamental Change. For any Make-Whole Fundamental Change, the Issuer shall notify Holders on the related Effective Date and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

7.7	Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(A)	In General. If any of the following events occur:

(i)	any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination or change in par value);

(ii)	any consolidation, merger, scheme of arrangement or offer or combination involving the Issuer;

(iii)	any sale, lease or other transfer to a third party of the consolidated assets of the Issuer and its Subsidiaries substantially as an entirety; or

(iv)	any statutory share exchange;

and, in each case, as a result of such event, the ADSs would be exchanged into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each such event, a “Merger Event,” such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property,” and the amount and kind of Reference Property that a holder of one ADS is entitled to receive in such Merger Event, or if such Merger Event causes the ADSs to be exchanged into, or exchange for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the weighted per-ADS average of the types and amounts of consideration received by the holders of ADSs that affirmatively make such an election, a “Unit of Reference Property”), then at and after the effective time of a Merger Event, the right to exchange each $1,000 principal amount of Notes based on a number of ADSs equal to the Exchange Rate will be changed into the right to exchange such principal amount of Notes based on a number of Units of Reference Property equal to the Exchange Rate. In particular, prior to the effective date of the Merger Event, the Issuer or the successor or purchasing Person, as the case may be, will execute an amendment to this Note, that will not adversely affect the rights of any Holder and that will provide that, at and after the effective time of the Merger Event:

(A) any amount of cash that the Issuer would otherwise be required to pay pursuant to Section 7.3 as part of the Exchange Obligation with respect to a Note will continue to be payable in cash;

(B) any number of ADSs that the Issuer would otherwise be required to deliver pursuant to Sections 7.3, 7.5, 7.6 and 7.8 hereof as part the Exchange Obligation with respect to a Note will instead be deliverable in Units of Reference Property;

(C) the Daily VWAP and the Last Reported Sale Price will be calculated based on the value of a Unit of Reference Property; and

(D) the Exchange Rate shall be subject to adjustments that the Board of Directors determines are as nearly equivalent as possible to the adjustments provided for in Section 7 hereof.

(g) If, for any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such amendment shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(h) Notices. If the Issuer or any successor or purchasing Person or other Person executes an amendment pursuant to Section 7.7(A) hereof and Section 10 hereof, as applicable, then the Issuer or such successor or purchasing Person or other Person, as applicable, shall promptly deliver to all Holders an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will comprise a Unit of Reference Property after the applicable Merger Event, any adjustment to be made with respect thereto and that all relevant conditions precedent have been complied with. If, at the time such an amendment is executed, the Issuer cannot calculate the composition of a Unit of Reference Property because it is subject to a shareholder election, the Issuer may deliver notice of the kind or amount of cash, securities or property or assets that will comprise a Unit of Reference Property after the Merger Event as promptly as practicable after it is able to make such calculation. Failure to deliver such notice shall not affect the legality or validity of such amendment.

(i) The Issuer shall not become a party to any Merger Event unless its terms are consistent with the foregoing.

(j) The above provisions of this Section 7.7 shall similarly apply to successive Merger Events.

7.8	Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with a Tax Redemption.

(k) If the Issuer elects to effect a Tax Redemption and a Holder elects to exchange its Notes in connection with such Tax Redemption, the Issuer shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of Additional Shares pursuant to this Section 7.8. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Tax Redemption if such exchange occurs during the period from, and including, the date on which the Issuer provides such Notice of Tax Redemption to Holders until the Close of Business on the Business Day immediately preceding the applicable Redemption Date or, if the Issuer fails to pay the Redemption Price, such later date on which the Issuer pays the Redemption Price. The Issuer shall comply with its obligations under Section 5.2(B) simultaneously with providing such Notice of Tax Redemption.

(l) The Issuer will settle exchanges of Notes exchanged in connection with a Tax Redemption as provided in Section 7.3 and, for the avoidance of doubt, pay Additional Amounts, if any, with respect to any such exchange.

(m) The number of Additional Shares by which the Exchange Rate will be increased for an exchange of Notes in connection with a Tax Redemption will be determined by reference to the table under Section 7.6, based on the applicable Redemption Reference Date and the applicable Redemption Reference Price, but determined for purposes of this Section 7.8 as if (i) the Holder had elected to exchange its Notes in connection with a Make-Whole Fundamental Change, (ii) the applicable Redemption Reference Date were the “Effective Date” and (iii) the applicable Redemption Reference Price were the “ADS Price” (and subject, for the avoidance of doubt, to Section 7.6(E)).

(n) If the Issuer has designated a Tax Redemption Date pursuant to Section 5.1(A), a Holder that complies with the requirements for exchange set forth under Section 7.2(A) will be deemed to have delivered and not have withdrawn a Notice of Tax Redemption Election.

7.9	Issuer’s Exchange Option.

(A)

The Issuer may elect at its option to cause all or any portion of the Notes to be mandatorily exchanged in whole or in part (an “Issuer’s Exchange Option”) at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, if the Daily VWAP equals or exceeds 110% of the Exchange Price then in effect for at least 20 VWAP Trading Days in any 30 VWAP Trading Day Period (any such period, an “Optional Exchange Trigger Period”). For the avoidance of doubt, the Issuer may exercise its right to cause more than one Issuer’s Exchange Option during the term of the Note so long as it complies with the other requirements of this Section 7.9.

(B)	Notwithstanding the foregoing, the Issuer may only exercise its Issuer’s Exchange Option pursuant to Section 7.9(A) if, as evidenced by an Officer’s Certificate, all of the conditions listed below (the “Equity Conditions”) are satisfied on each day during the period (x) commencing on the date an Optional Exchange Notice is mailed to Holders and (y) ending on the Optional Exchange Date (the “Equity Conditions Measuring Period”). The Equity Conditions are as follows:

(i)	either (1) all ADSs issuable upon exchange of the Notes and held by a non-Affiliate of the Issuer shall be eligible for sale without the need for registration under any applicable federal or state securities laws or (2) a shelf registration statement registering the resale of the ADSs issuable upon exchange of the Notes has been filed by the Issuer and been declared effective by the SEC or is automatically effective and is available for use, and the Issuer expects such shelf registration statement to remain effective and available for use from the Optional Exchange Notice Date until thirty (30) days following the Optional Exchange Date;

(ii)	during the Equity Conditions Measuring Period, the ADSs are listed or traded on The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the New York Stock Exchange, or any of their respective successors (each, an “Eligible Market”) and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two Trading Days and occurring prior to the applicable date of determination due to business announcements by the Issuer) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market;

(iii)	prior to the date of mailing of an Optional Exchange Notice, to the extent any Notes have been delivered to the Issuer for exchange in accordance with the terms of the Notes, the Issuer shall have delivered ADSs upon exchange of the Notes to the Holders in accordance with Section 7.3;

(iv)	any applicable ADSs to be issued upon exchange may be issued in full without violating the rules or regulations of The NASDAQ Global Market or any other applicable Eligible Market on which the ADSs delivered upon exchange is then listed or trading; and

(v)	no Event of Default shall have occurred and be continuing.

(C)	In order to exercise the Issuer’s Exchange Option pursuant to Section 7.9(A), the Issuer shall mail or cause to be delivered to each Holder subject to such Issuer’s Exchange Option a notice (an “Optional Exchange Notice”) of an exercise of the Issuer’s Exchange Option within five Business Days after the end of the Optional Exchange Trigger Period (the date such Optional Exchange Notice is sent to the Holders in the manner herein provided, the “Optional Exchange Notice Date”). The Issuer will select the date on which the Notes will be exchanged pursuant to the Issuer’s Exchange Option, which shall be not more than 30 Trading Days but not less than 10 Trading Days after the Optional Exchange Notice Date (such date, the “Optional Exchange Date”). With respect to Notes, such delivery shall be by first class mail. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not any Holder receives such notice.

(D)	If the Issuer elects to exercise an Issuer’s Exchange Option on or prior to the close of business on January 15, 2018, the Issuer shall increase the Exchange Rate for the Notes so exchanged by the number of Additional Shares determined in accordance with Sections 7.6.

(E)	The press release and each Optional Exchange Notice shall state:

(i)	the Optional Exchange Notice Date;

(ii)	the Optional Exchange Trigger Period;

(iii)	the aggregate Principal Amount of Notes to be exchanged;

(iv)	the Optional Exchange Date;

(v)	the Exchange Rate then in effect and, if any, the number of Additional Shares by which the Exchange Rate of the exchanged Notes shall be increased;

(vi)	that on and after the Optional Exchange Date interest on the Notes to be exchanged will cease to accrue; and

(vii)	the name and address of each Paying Agent and Exchange Agent and the place or places where such Notes are to be surrendered for exchange.

If fewer than all of the Notes are to be exchanged, the Optional Exchange Notice shall identify the Notes to be exchanged (including the certificate number or numbers, if any). In case any Note is to be exchanged in part only, the Optional Exchange Notice shall state the portion of the principal amount thereof to be exchanged and shall state that, on and after the Optional Exchange Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unexchanged portion thereof will be issued.

(F)	If the Issuer opts to exchange less than all of the outstanding Notes, the Exchange Agent shall select the Notes to be exchanged by lot, on a pro rata basis or by another method the Exchange Agent deems fair and appropriate. If any Note selected for partial exchange pursuant to an Issuer’s Exchange Option is submitted for voluntary exchange to be given effect pursuant to Section 7.2(G), the portion of such Note submitted for voluntary exchange shall be deemed (so far as may be possible) to be from the portion selected for the Issuer’s Exchange Option (with any remaining portion being voluntarily exchanged pursuant to Section 7.2 hereof); provided, however, for the avoidance of doubt, that the Exchange Rate of any such Note submitted for a voluntary exchange but that is so deemed to be from the portion selected for Issuer’s Exchange Option will not be increased by Additional Shares, and such portion will otherwise be voluntarily converted pursuant to Section 7.2 hereof.

(G)	Each Holder of a Note, by the Holder’s acceptance thereof, agrees to take the following actions prior to the Optional Exchange Date in respect of the portion of its Notes subject to an Issuer’s Exchange Option: (i) surrendering the exchanged Note, or portion thereof, to the Exchange Agent, (ii) furnishing appropriate endorsements and transfer documents if required by the Registrar or the Exchange Agent and (iii) paying any transfer or other tax, if required by Section 7.2(E). In the event that a Holder does not take any of the actions set forth in the immediately preceding sentence prior to the Optional Exchange Date, each Holder of a Note, by the Holder’s acceptance thereof, authorizes and directs the Issuer to take any action on the Holder’s behalf to effect the Issuer’s Exchange Option and appoints the Issuer such Holder’s attorneys-in-fact for any and all such purposes.

Upon presentation of any Note exchanged in part only, the Issuer shall execute and deliver to the Holder thereof a new Note or Notes, of authorized denominations, in principal amount equal to the unexchanged portion of the Note or Notes so presented.

(H)	Upon the Optional Exchange Date, interest on the Notes or portion of Notes so called for Issuer’s Exchange Option shall cease to accrue, no payment or adjustment will be made upon exchange of Notes for accrued and unpaid interest, and the Holders thereof shall have no right in respect of such Notes except the right to receive the ADS and cash, if any, to which they are entitled pursuant to this Section 7.9; provided that, if the Optional Exchange Date occurs during the period after the Close of Business on any Regular Record Date and before the Close of Business on the related Interest Payment Date, interest will be payable on such Interest Payment Date to the Holders in whose names the Notes are registered at the Close of Business on the relevant Regular Record Date.

(I)	During the period beginning on the Optional Exchange Notice Date and ending on the date immediately following the Optional Exchange Date, the Issuer shall not publicly offer to sell any ADS or securities convertible into or exchangeable for ADS (other than ADS and Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing prior to the Optional Exchange Notice Date or pursuant to then outstanding options, warrants or rights), or publicly offer to sell or grant options, rights or warrants with respect to any ADS or securities convertible into or exchangeable for ADS (other than the grant of options pursuant to option plans existing prior to the Optional Exchange Notice Date).

(J)	If any of the provisions of this Section 7.9 are inconsistent with applicable law at the time of such Issuer’s Exchange Option, such law shall govern.

7.10

Beneficial Ownership Limitation. Notwithstanding anything to the contrary set forth in this Note, (A) the Holder of this Note shall not have the right to exchange any portion of this Note into ADS pursuant to Section 7.1 of this Note to the extent that, after giving effect to an attempted exchange, such Holder of this Note (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Ordinary Shares or ADSs would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member) would beneficially own a number of shares of Ordinary Shares or ADSs in excess of the Beneficial Ownership Limitation (as defined below); provided that, for the avoidance of doubt, exchanges pursuant to Section 7.9 of this Note shall not be subject to the foregoing limitation and (B) the Holder of this Note shall not have the right to receive ADS upon an exchange of this Note to the extent that, after giving effect to such exchange, such Holder of this Note (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Ordinary Shares or ADSs would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member) would beneficially own a number of shares of Ordinary Shares or ADSs in excess of the Beneficial Ownership Cap (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Ordinary Shares or ADSs beneficially owned by such Holder and its Affiliates shall include the number of shares of Ordinary Shares or ADSs created by the exchange with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Ordinary Shares or ADSs which are issuable upon (i) exchange of the remaining, unconverted Notes beneficially owned by such Holder or any of its Affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer beneficially owned by such Holder or any of its Affiliates (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 7.10, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. For purposes of this

Section 7.10, in determining the number of outstanding Ordinary Shares or ADSs, the Holder of this Note may rely on the number of outstanding ADSs as reflected in (i) the Issuer’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (ii) a more recent public announcement by the Issuer or (iii) a more recent notice by the Issuer setting forth the number of Ordinary Shares or ADSs then outstanding. For any reason at any time, upon the written or oral request of the Holder of this Note (which may be by email), the Issuer shall, within two (2) Business Days of such request, confirm orally and in writing to such Holder (which may be by email) the number of Ordinary Shares or ADSs then outstanding. In any case, the number of outstanding Ordinary Shares or ADSs shall be determined after giving effect to any actual conversion or exercise of securities of the Issuer, including Notes, by such Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares or ADSs was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Ordinary Shares or ADSs outstanding immediately after giving effect to the issuance of Ordinary Shares or ADSs pursuant to such exchange (to the extent permitted pursuant to this Section 7.10) and the “Beneficial Ownership Cap” shall be 19.99% of the number of shares of the Ordinary Shares or ADSs outstanding immediately after giving effect to the issuance of Ordinary Shares or ADSs pursuant to such exchange (to the extent permitted pursuant to this Section 7.10). The Issuer shall be entitled to rely on representations made to it by the Holder in connection with any exchange regarding the Holder’s Beneficial Ownership Limitation and Beneficial Ownership Cap. By written notice to the Issuer, the Holder of this Note may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 19.9% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Issuer. The provisions of this Section 7.10 shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation and Beneficial Ownership Cap, as applicable, herein contained and the Ordinary Shares or ADSs underlying the Notes in excess of the Beneficial Ownership Limitation and Beneficial Ownership Cap, as applicable, shall not be deemed to be beneficially owned by the Holder of this Note for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

8	Purchase at the Option of the Holder Upon a Fundamental Change or Upon the Exercise of Optional Put.

8.1	Fundamental Change Permits Holders to Require the Issuer to Repurchase the Notes.

(A)	General. If a Fundamental Change occurs at any time, then each Holder will have the right, at such Holder’s option, to require the Issuer to repurchase for cash, at the Fundamental Change Repurchase Price, (i) all of such Holder’s Notes or (ii) any portion of such Holder’s Notes.

(B)	Fundamental Change Repurchase Price. The “Fundamental Change Repurchase Price” means, for any Notes to be repurchased on a Fundamental Change Repurchase Date, a price equal to 100% of the principal amount of such Notes to be repurchased, plus accrued and unpaid interest to, but excluding, such Fundamental Change Repurchase Date; provided, however, that if a Fundamental Change Repurchase Date occurs after a Regular Record Date, but on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Issuer will instead pay the full amount of accrued and unpaid interest to the Holder of record on such Regular Record Date and the Fundamental Change Repurchase Price will be equal to 100% of the principal amount of the Notes to be repurchased.

(C)	Fundamental Change Repurchase Date. The “Fundamental Change Repurchase Date” means, for any Fundamental Change, the date specified by the Issuer in the Fundamental Change Notice for such Fundamental Change, which date will be not less than 20 Business Days, nor more than 35 Business Days, following the Fundamental Change Notice Date for such Fundamental Change.

8.2	Fundamental Change Notice.

(A)	General. On or before the 20th calendar day after the occurrence of a Fundamental Change, the Issuer will deliver to each Holder and the Paying Agent a notice of the occurrence of such Fundamental Change and of the resulting repurchase right (the “Fundamental Change Notice,” and the date of such delivery, the “Fundamental Change Notice Date”). Simultaneously with delivering any Fundamental Change Notice, the Issuer will publish notice in a newspaper of general circulation in The City of New York, New York on the Issuer’s website, or through such other public medium as the Issuer may use at that time, which notice will contain the same information as such Fundamental Change Notice.

For any Fundamental Change, the Fundamental Change Notice shall state:

(i)	the events causing such Fundamental Change and whether such transaction is also a Make-Whole Fundamental Change;

(ii)	the date of such Fundamental Change;

(iii)	the last date on which a Holder may exercise its right to require the Issuer to repurchase its Notes as a result of such Fundamental Change under this Section 8;

(iv)	the Fundamental Change Repurchase Price for each $1,000 principal amount of Notes for such Fundamental Change;

(v)	the Fundamental Change Repurchase Date for such Fundamental Change;

(vi)	the name and address of the Paying Agent and, if applicable, the Exchange Agent;

(vii)	if applicable, the Exchange Rate and any adjustments to the Exchange Rate;

(viii)	if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with the terms of this Note or to the extent that a portion of such Notes is not subject to such Fundamental Change Repurchase Notice; and

(ix)	the procedures that a Holder must follow to require the Issuer to repurchase a Note.

(B)	Failure or Defect. Notwithstanding anything to the contrary contained elsewhere in this Note, neither the failure of the Issuer to deliver a Fundamental Change Notice nor a defect in a Fundamental Change Notice delivered by the Issuer will limit the repurchase rights of any Holder under this Section 8 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Note pursuant to this Section 8.

8.3	Repurchase at Option of Holders on Repurchase Dates.

(A)	On January 19, 2019, January 19, 2024 and January 19, 2029, (each a “Repurchase Date”), each Holder shall have the right, at such Holder’s option (the “Optional Put”), to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion thereof at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including any Additional Interest, if any) to, but excluding, the Repurchase Date (the “Repurchase Price”), unless the Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuer shall instead pay the full amount of accrued and unpaid interest to Holders as of such Regular Record Date, and the Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Section 8.

(B)	Repurchases of Notes under this Section 8.3 shall be made, at the option of the Holder thereof, upon:

(i)	delivery to the Paying Agent by a Holder of a duly completed notice (the “Optional Put Notice”) in the form set forth in Exhibit B hereto, at any time from the Open of Business on the date that is 20 Business Days prior to the relevant Repurchase Date until the Close of Business on the Business Day immediately preceding the relevant Repurchase Date; and

(ii)	delivery of the Notes to the Paying Agent at any time after delivery of the Optional Put Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Optional Put Notice in respect of any Notes to be repurchased shall state:

(i)	the certificate numbers of the Notes to be delivered for repurchase;

(ii)	the portion of the principal amount of Notes to be repurchased; and

(iii)	that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Optional Put Notice contemplated by this Section 8.3 shall have the right to withdraw, in whole or in part, such Optional Put Notice at any time prior to the Close of Business on the Business Day immediately preceding the applicable Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.5.

(C)	On or before the 20th Business Day prior to each Repurchase Date, the Issuer shall give notice (the “Optional Put Company Notice”) to all Holders of Notes and the Paying Agent at the applicable address shown in the Register of the Registrar of the Repurchase Date and the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail. Simultaneously with providing such notice, the Issuer shall publish a notice containing the information set forth in the Optional Put Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Issuer’s website or through such other public medium as the Issuer may use at that time. Each Optional Put Company Notice shall specify:

(i)	that Holders have the right to require the Issuer to purchase all or any portion of their Notes pursuant to this Section 8.3;

(ii)	the applicable Repurchase Date;

(iii)	the last date on which a Holder may exercise the repurchase right pursuant to this Section 8;

(iv)	the Repurchase Price;

(v)	the name and address of the Paying Agent;

(vi)	if applicable, that the Notes with respect to which an Optional Put Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Optional Put Notice in accordance with the terms of this Note; and

(vii)	the procedures that Holders must follow to require the Issuer to repurchase their Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 8.3.

(D)	Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on any Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Optional Put Notice with respect thereto shall be deemed to have been withdrawn.

8.4	Fundamental Change Repurchase Notice.

(A)	General. To exercise its repurchase rights under Section 8.1(A) hereof with respect to any Fundamental Change, a Holder must deliver to the Paying Agent, by the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date:

(i)	a duly completed “Form of Fundamental Change Repurchase Notice” in the form of Exhibit A hereto (a “Fundamental Change Repurchase Notice”); and

(ii)	the Notes that such Holder is tendering for repurchase, by physical delivery, together with any endorsements or other documents reasonably requested by the Paying Agent.

(B)	Contents of Fundamental Change Repurchase Notice. The Fundamental Change Repurchase Notice for any Note must state:

(i)	if such Note is to be repurchased in part, the principal amount of such Note to be repurchased;

(ii)	that such Note will be repurchased by the Issuer pursuant to the provisions of this Section 8; and

(iii)	the certificate number of such Note.

(C)	Notices to Company. If any Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to any Note or any portion of a Note, the Paying Agent will promptly deliver to the Issuer a copy of such Fundamental Change Repurchase Notice.

(D)	Effect of Improper Notice. Unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Repurchase Notice with respect to a Note, together with such Note, in a form that conforms with the description contained in such Fundamental Change Repurchase Notice, the Holder submitting the Notes will not be entitled to receive the Fundamental Change Repurchase Price for such Note.

8.5	Withdrawal of Fundamental Change Repurchase Notice or Optional Put Notice.

(A)	General. If a Holder delivers a Fundamental Change Repurchase Notice or Optional Put Notice with respect to any Note, such Holder may withdraw such Fundamental Change Repurchase Notice or Optional Put Notice by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date or Repurchase Date, as applicable. Any such withdrawal notice must state:

(i)	the principal amount of the Notes to be withdrawn, which must be such that the principal amount of Notes of such Holder not to be repurchased equals $200,000 or an integral multiple of $1,000 in excess thereof;

(ii)	the principal amount of the Notes that remains subject to the original Fundamental Change Repurchase Notice or Optional Put Notice, as applicable; and

(iii)	the certificate numbers of the Notes to be withdrawn and the Notes that will remain subject to the Fundamental Change Repurchase Notice or Optional Put Notice, as applicable.

(B)	Return of Note. Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) return such Note or portion of a Note to such Holder, in the amount specified in such withdrawal notice.

8.6	Effect of Fundamental Change Repurchase Notice or Optional Put Notice.

(A)	General. If a Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice or Optional Put Notice (together with all necessary endorsements) with respect to any Note or any portion of any Note, such Holder may no longer exchange such Note or portion of a Note, as the case may be, unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice or Optional Put Notice, as applicable, in accordance with Section 8.5 hereof.

(B)	Timing of Payment. Upon the Paying Agent’s receipt of (i) a valid Fundamental Change Repurchase Notice or Optional Put Notice (together with all necessary endorsements) and (ii) the Notes to which such Fundamental Change Repurchase Notice or Optional Put Notice, as applicable, pertains, the Holder of the Notes to which such Fundamental Change Repurchase Notice or Optional Put Notice, as applicable, pertains will be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Repurchase Notice or Optional Put Notice in accordance with Section 8.5 hereof, to receive the Fundamental Change Repurchase Price or Repurchase Price with respect to such Notes on the later of (i) the Fundamental Change Repurchase Date or Repurchase Date and (ii) the date of delivery of such Notes to the Paying Agent, or, if such later date is not a Business Day, the Business Day immediately following such later date.

(C)	Effect of Deposit. If, by 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date for any Fundamental Change, the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price or Repurchase Price for every Note subject to a Fundamental Change Repurchase Notice or Optional Put Notice, as applicable, validly delivered in accordance with Section 8.4 hereof and not validly withdrawn in accordance with Section 8.5 hereof, then, at the Close of Business on the Fundamental Change Repurchase Date or Repurchase Date, as applicable:

(i)	the Notes to be repurchased will cease to be outstanding and interest will cease to accrue on such Notes (whether or not such Notes are delivered to the Paying Agent); and

(ii)	all other rights of the Holders with respect to such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price or Repurchase Price, as applicable, and previously accrued and unpaid interest, including Additional Interest, if any, upon delivery or transfer of the Notes).

8.7	Notes Repurchased in Whole or in Part. If any Note is to be repurchased only in part, the Holder must surrender such Note at the office of the Paying Agent (with, if the Issuer so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder of such Note or such Holder’s attorney-in-fact duly authorized in writing), whereupon the Issuer will execute and deliver to the surrendering Holder, without a service charge, a new Note or Notes of any authorized denomination or denominations requested by such Holder in aggregate principal amount equal to the portion of the principal amount of the Note so surrendered which is not repurchased.

8.8	Covenant to Comply with Securities Laws upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice or Optional Put Notice under this Section 8, the Issuer will, to the extent applicable, (i) comply with Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other required schedule under the Exchange Act, and (iii) otherwise comply with any applicable United States federal and state securities laws applicable to it in connection with such repurchase offer so as to permit Holders to exercise their rights and obligations under Section 8.1 hereof in the time and in the manner specified in Sections 8.1 and 8.3 hereof.

8.9	Deposit Fundamental Change Repurchase Price or Repurchase Price. By 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date or Repurchase Date, as applicable, the Issuer will deposit with the Paying Agent (or, if the Issuer or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust) an amount of immediately available funds sufficient to pay the Fundamental Change Repurchase Price or Repurchase Price of all the Notes or portions thereof that the Issuer is required to repurchase on such Fundamental Change Repurchase Date or Repurchase Date.

8.10	Covenant Not to Repurchase Notes upon Certain Events of Default.

(A)	General. Notwithstanding anything to the contrary in this Section 8, no Notes may be repurchased at the option of Holders upon a Fundamental Change or upon exercise of Optional Put if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer that would be cured by the Issuer’s payment of the Fundamental Change Repurchase Price or Repurchase Price, as applicable, with respect to such Notes).

(B)	Deemed Withdrawals. If, on any Fundamental Change Repurchase Date or Repurchase Date, (i) a Fundamental Change Repurchase Notice or Optional Put Notice for a Note has been validly tendered in accordance with Section 8.4 hereof and has not been validly withdrawn in accordance with Section 8.4 hereof, and (ii) pursuant to this Section 8.10, the Issuer is not permitted to purchase Notes, the Paying Agent will deem such Fundamental Change Repurchase Notice or Optional Put Notice withdrawn.

(C)	Return of Notes. If a Holder tenders a Note for purchase pursuant to this Section 8 and, on the Fundamental Change Repurchase Date or Repurchase Date, pursuant to this Section 8.10, the Issuer is not permitted to purchase such Note, the Paying Agent will return such Note to such Holder.

9	Events of Defaults; Remedies.

9.1	Events of Default.

(A)	General. Each of the following is an “Event of Default” with respect to the Notes:

(i)	the Issuer shall fail to pay an installment of interest, if any, on any of the Notes, which failure continues for 30 days after the date when due;

(ii)	the Issuer shall fail to pay when due the principal of any Note when the same becomes due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii)	the Issuer shall fail to deliver when due any part of the Exchange Obligation with respect to any Note in accordance with Section 7 hereof and such failure continues for five Business Days;

(iv)	the Issuer shall fail to comply with its notice obligations under Section 8, Section 7.6 or Section 7.8 of this Note;

(v)	the Issuer shall fail to comply with its obligations under Section 10 of this Note;

(vi)	the Issuer shall fail to perform or observe (or obtain a waiver with respect to) any term, covenant or agreement contained in this Note and not otherwise explicitly provided for in this Section 9.1(A) for a period of 60 days after receipt by the Issuer of notice of such failure from the Holders of at least 25% of the aggregate principal amount of then outstanding Notes;

(vii)	the Issuer or any of its Subsidiaries shall be in default with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20.0 million (or its foreign currency equivalent at the time) in the aggregate of the Issuer or any of its Subsidiaries at any one time outstanding, whether such indebtedness exists as of the date hereof or shall thereafter be created (x) resulting in such indebtedness becoming or being declared due and payable or (y) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(viii)	the Issuer shall have rendered against them or against any of its Subsidiaries by a court of competent jurisdiction a final judgment for the payment of $20.0 million (or its foreign currency equivalent at the time) or more (excluding any amounts covered by insurance or bond), which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(ix)	the Issuer or any of its Subsidiaries that are Significant Subsidiaries, pursuant to or within the meaning of the Bankruptcy Law:

(a)	commences as a debtor a voluntary case or proceeding;

(b)	consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(c)	consents to the appointment of a receiver of it or for all or substantially all of its property;

(d)	makes a general assignment for the benefit of its creditors;

(e)	files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(f)	consents to the filing of such a petition or the appointment of or taking possession by a receiver; or

(g)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)	grants relief against the Issuer or any of its subsidiaries in an involuntary case or proceeding or adjudicates the Issuer or any of its Subsidiaries insolvent or bankrupt;

(2)	appoints a receiver of the Issuer or any of its Subsidiaries for all or substantially all of the property of the Issuer or any of its Subsidiaries; or

(3)	orders the winding up or liquidation of the Issuer or any of its Subsidiaries;

and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

(B)	Notice of Default or Event of Default. The Issuer shall deliver to the Holders, as soon as possible and in any event within 15 Business Days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default and the action which the Issuer proposes to take with respect thereto.

(C)	Waiver of Events of Default. Notwithstanding Section 9.1(A)(vii) or Section 9.2, in the event of any Event of Default specified in Section 9.1(A)(vii), such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any actions by the Holders, if within 20 days after such Event of Default arose:

(i)	the indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(ii)	the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(iii)	if the Default that is the basis for such Event of Default has been cured.

9.2	Acceleration.

(A)	Automatic Acceleration in Certain Circumstances. If an Event of Default specified in Sections 9.1(A)(ix) hereof occurs with respect to the Issuer, the principal amount of and accrued and unpaid interest, if any, on all of the then outstanding Notes will immediately become due and payable without any further action or notice by any party.

(B)	Optional Acceleration. If any other Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of then outstanding Notes by notice to the Issuer may declare the principal amount of and accrued and unpaid interest, if any, on all the outstanding Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

(C)	Rescission of Events of Default and/or Acceleration. Notwithstanding anything to the contrary in this Note, the Holders of a majority in principal amount of then outstanding Notes may waive all past Events of Default (except with respect to nonpayment of principal (including the Fundamental Change Repurchase Price and Repurchase Price) or interest or with respect to the Issuer’s failure to deliver the Exchange Obligation as required under Section 7 hereof) and rescind any such acceleration with respect to the Notes and its consequences hereunder by delivering notice to the Issuer if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

9.3	Sole Remedy for Failure to Report.

(A)	General. Notwithstanding anything to the contrary in this Note, to the extent the Issuer elects, the sole remedy for an Event of Default relating to the Issuer’s failure to comply with its reporting obligations under Section 4.7 (any such Event of Default, a “Reporting Default”), will, for the first 360 days after the occurrence of such Reporting Default, consist exclusively of the right to receive additional interest on the Notes (“Additional Interest”) at a rate equal to (x) 0.25% per annum of the principal amount of then outstanding Notes for each day during the first 180 days after the occurrence of such Reporting Default and (y) 0.50% per annum on the principal amount of then outstanding Notes from the 181st day until the 360th day following the occurrence of such Reporting Default during which Reporting Default is continuing.

(B)	Company Election. In order to elect to pay the Additional Interest as the sole remedy during the first 360 days after the occurrence of a Reporting Default in accordance with Section 9.3(A) hereof, the Issuer must notify all Holders and the Paying Agent, if other than the Issuer, in writing of such election prior to the beginning of such 360-day period.

(C)	Limitation on Remedy.

(i)	On the 361st day after the occurrence of such Reporting Default (if such Reporting Default is not cured or waived prior to such 361st day), the Notes will immediately be subject to acceleration in accordance with Section 9.2 hereof.

(ii)	In addition, if a Reporting Default occurs and the Issuer fails to timely elect to pay Additional Interest pursuant to Section 9.3(B) hereof, the Notes will immediately be subject to acceleration pursuant to Section 9.2 hereof on account of such Reporting Default.

(iii)	Notwithstanding anything to the contrary herein, if the Issuer elects to pay the Additional Interest with respect to any Reporting Default, the Issuer’s election will not affect the rights of any Holder with respect to any other Event of Default.

9.4	Waivers of Past Defaults. If an Event of Default or a Default, other than (a) an uncured Event of Default described in Sections 9.1(A)(i), 9.1(A)(ii) or 9.1(A)(iii) hereof or (b) a Default in respect of a provision that under Section 11.1 hereof cannot be amended without the consent of each affected Holder, the Holders of a majority in aggregate principal amount of the then outstanding Notes may waive such Event of Default or Default and all of its consequences hereunder. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured, and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.

10	Merger, Consolidation or Sale of Assets and Tax Residence.

10.1	Issuer May Consolidate on Certain Terms. The Issuer shall not consolidate with or merge into any Person (unless the Issuer is the surviving corporation) or enter into a scheme of arrangement or convey, transfer, lease or otherwise dispose of its respective properties and assets, substantially as an entirety to another Person (other than for the Issuer to convey, transfer lease or otherwise dispose of such assets or properties to one or more of its wholly-owned subsidiaries), unless the following conditions are met:

(A)	the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged, or of which the Issuer becomes a Subsidiary pursuant to a scheme of arrangement or the Person which acquires by conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Issuer (x) shall be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Ireland (meaning Ireland exclusive of Northern Ireland) or England and Wales and (y) such Person (if other than the Issuer) shall expressly assume, by an amendment hereto, executed and delivered to the Holder of this Note, in form satisfactory to such Holder, the obligations of the Issuer under this Note;

(B)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(C)	if the Issuer will not be the resulting or surviving corporation, the Issuer shall have delivered to the Holders an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if an amendment is required in connection with such transaction, such amendment comply with the terms of this Note and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(D)	if, upon the occurrence of any such transaction (x) the Notes would become convertible or exchangeable pursuant to the terms of this Note into securities issued by an issuer other than the resulting, surviving, transferee or successor corporation and (y) such resulting, surviving, transferee or successor corporation is a wholly owned Subsidiary of the issuer of such securities into which the notes have become exchangeable, such other issuer shall fully and unconditionally guarantee on a senior basis the resulting, surviving, transferee or successor corporation’s obligations under the Notes.

10.2	Successor to Be Substituted. Upon any consolidation by the Issuer with or merger of the Issuer into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to any Person in accordance with Section 10.1, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Note with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Note. In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

10.3	Change of Tax Residence. The Issuer shall not become a tax resident in a tax jurisdiction other than Ireland unless becoming a tax resident in such jurisdiction will not provide the Issuer a right to redeem the Notes under Section 5.1(A) either under the laws in force at that time or announced at that time; provided that, the Issuer will continue to have the benefit of Section 5.1(A) after such change of jurisdiction.

10.4

Assumption by a Subsidiary of the Issuer. A Subsidiary of the Issuer may directly assume, by an amendment hereto, executed and delivered to the Holders, in form satisfactory to the Holders, the due and punctual payment of the principal of, any premium and interest and Additional Interest, if any, on all the Notes and the performance of every covenant of the Notes on the part of the Issuer to be performed or observed. Upon any such assumption, such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Issuer under this Note with the same effect as if such Subsidiary had been named as the Issuer herein and the Issuer shall be released from all obligations and covenants with respect to the Notes. No such assumption shall be permitted unless the Issuer has delivered to the Holders (i) an Officer’s Certificate of the Issuer and an Opinion of Counsel, each stating that such assumption and amendment comply with this Section 10, and that all conditions precedent herein provided for relating to such transaction have been complied with and that all covenants of the Issuer herein remain in full force and effect and (ii) an opinion of independent counsel that the Holders shall have no materially adverse United States federal tax consequences as a result of such assumption.

11	Amendments with Consent of Holders; Waiver of Past Defaults.

11.1	Without Consent of Holders. The Issuer may amend or supplement the Notes without the consent of any Holder, to:

(A)	evidence a successor to the Issuer and the assumption by that successor of the Issuer’s obligations under the Notes;

(B)	add to the Issuer’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(C)	secure the Issuer’s obligations in respect of the Notes;

(D)	cure any ambiguity, omission, inconsistency or correct or supplement any defective provision contained in the Notes;

(E)	to add guarantees with respect to the Notes; or

(F)	make any change that does not adversely affect the interests of the Holders.

In addition, without the consent of any Holder, any Subsidiary of the Issuer may directly assume the Notes as set forth in Section 10.4.

11.2	With Consent of Holders. With the written consent of the Holders of at least a majority in principal amount of then outstanding Notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes), and, subject to the exceptions provided in Section 9.2(C) hereof, any past Default or compliance with any provisions waived with the written consent of the Holders of a majority in principal amount of then outstanding Notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes); provided, however, that, without the consent of each Holder of a then outstanding Note affected, no amendment or supplement to the Notes may:

(A)	alter the manner of calculation or rate of accrual of interest on any Note or change the time of payment of any installment of interest on any Note;

(B)	make any of the Notes payable in money or securities other than that stated in the Note;

(C)	change the Maturity Date of any Note;

(D)	reduce the principal amount, Redemption Price, Fundamental Change Repurchase Price or Repurchase Price with respect to any of the Notes;

(E)	make any change that adversely affects the rights of Holders to require the Issuer to repurchase the Notes at the option of the Holders upon a Fundamental Change or upon the exercise of the Optional Put rights;

(F)	impair the right to institute suit for the enforcement of any payment on or with respect to any Note or with respect to the exchange of any Note;

(G)	adversely affect the exchange rights of the Notes, including by modification to any of the notice provisions;

(H)	change the percentage in aggregate principal amount of then outstanding Notes necessary to modify or amend the Notes or to waive any past Default or Event of Default;

(I)	change the ranking of the Notes;

(J)	change the Issuer’s obligations under Section 4.10; or

(K)	make any change in the provisions of this Section 11.2 or in the provisions relating to the waiver of particular past Events of Default or particular covenants, except (i) to the extent permitted under Section 11.2(H) or (ii) to provide that any additional provisions may not be modified or waived without the consent of the Holder of a then outstanding Note affected.

It will not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance of such proposed amendment.

12	Miscellaneous.

12.1	Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuer:

Amarin Corporation plc

2 Pembroke House

Upper Pembroke Street 28-32

Dublin 2, Ireland

with a copy to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attention: Michael Bison and James Barri

The Issuer by notice to the Holders may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

12.2	Legal Holidays. If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected. In any case where the Maturity Date, Fundamental Change Purchase Date, Repurchase Date or Redemption Date, as the case may be, of any Note is a Legal Holiday, then (notwithstanding any other provision of the Notes) payment of principal need not be made on such date, but may be made on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on such Maturity Date, Fundamental Change Purchase Date, Repurchase Date or Redemption Date, as the case may be.

12.3	Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

12.4	No Recourse against Others. Except to the extent provided otherwise herein, an incorporator, director, officer, employee, Affiliate or shareholder of the Issuer, solely by reason of this status, shall not have any liability for any obligations of the Issuer under the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

12.5	Severability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

12.6	Calculations. Except as otherwise provided herein, the Issuer will be responsible for making all calculations called for under the Notes (including, without limitation, determinations of the Last Reported Sale Prices of the ADSs, accrued interest payable on the Notes and the Exchange Rate of the Notes). The Issuer will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Issuer will provide a schedule of its calculations to the Exchange Agent, and the Exchange Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Issuer will also deliver a copy of such schedule to any Holder upon the written request of such Holder.

12.8	Successors. All the covenants, stipulations, promises and agreements by the Issuer contained in this Note shall bind their respective successors and assigns whether so expressed or not.

12.9	Benefits of Note. Nothing in this Note, express or implied, shall give to any Person, other than the registered Holder of this Note, any benefit or any legal or equitable right, remedy or claim under this Note.

12.10	Headings. The headings of the Sections of this Note have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

12.11	Waiver of Jury Trial. EACH OF THE ISSUER AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE SECURITIES OR THE TRANSACTION CONTEMPLATED THEREBY.

12.12	Consent to Jurisdiction.

(A)	The Issuer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.

(B)	The Issuer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to the Notes in any New York State or federal court. The Issuer hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

13	Definitions.

“Act,” when used with respect to any Holder, means any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Note to be given or taken by Holders, as embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing.

“Additional Amounts” shall have the meaning specified in Section 4.10.

“Additional Interest” means all amounts, if any, payable pursuant to Section 9.3 hereof. Unless the context otherwise requires, all references in this Note to interest include Additional Interest, if any. Any express reference to Additional Interest in this Note shall not be construed as excluding Additional Interest in any other text where no such express reference is made.

“Additional Shares” means an additional number of ADS by which the Exchange Rate shall be increased for Notes surrendered for exchange pursuant to an adjustment of the Exchange Rate upon either (i) the occurrence of a Make-Whole Fundamental Change or (ii) the Issuer’s exercise of an Issuer’s Exchange Option. The number of Additional Shares shall be determined based on either (i) the Effective Date of the Make-Whole Fundamental Change and the ADS Price in such Make-Whole Fundamental Change transaction or (ii) the Optional Exchange Date and the ADS Price with respect to such Issuer’s Exchange Option, all in accordance with Section 7.6 or Section 7.9, as applicable.

“ADR” means an American Depositary Receipt, evidencing one or more ADSs, issued pursuant to the Deposit Agreement.

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, representing one Ordinary Share of the Issuer as of the date of this Note and deposited with the ADS Custodian.

“ADS Custodian” means Citibank, N.A., with respect to the Deposit Agreement, or any successor thereto.

“ADS Depositary” means Citibank, N.A., as depositary for the ADSs.

“ADS Price” means, (i) for any Make-Whole Fundamental Change, (x) in the case of a Make-Whole Fundamental Change that is a Cash Merger, the amount of cash paid per ADS in such Make-Whole Fundamental Change, and (y) otherwise, the average of the Last Reported Sale Price of the ADS over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Effective Date and (ii) with respect to an Issuer’s Exchange Option, the average of the Last Reported Sale Prices of the ADS over the five Trading Day period ending on the Trading Day preceding the Effective Date of such Issuer’s Exchange Option.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“applicable Exchange Price” means the Exchange Price in effect at any given time.

“applicable Exchange Rate” means the Exchange Rate in effect at any given time.

“Applicable Taxes” has the meaning specified in Section 4.10.

“Averaging Period” has the meaning specified in Section 7.5(E).

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Board of Directors” means either the board of directors of the Issuer or any duly authorized committee of that board.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or banks in a place of payment is authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Cash Merger” means a Make-Whole Fundamental Change in which the consideration for the ADSs in such Make-Whole Fundamental Change is comprised entirely of cash.

“Change in Tax Law” shall have the meaning specified in Section 5.1(A).

“Clause A Distribution” has the meaning specified in Section 7.5(C).

“Clause B Distribution” has the meaning specified in Section 7.5(C).

“Clause C Distribution” has the meaning specified in Section 7.5(C).

“Close of Business” means 5:00 p.m. New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the ADSs as displayed under the heading “Bloomberg VWAP” on Bloomberg page AMRN.UQ<equity>AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS on such VWAP Trading Day, determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit Agreement” means the deposit agreement dated March 29, 1993, among the Issuer, the ADS Depositary and all holders from time to time of the ADRs issued thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Distributed Property” has the meaning specified in Section 7.5(C).

“Effective Date” means (1) with respect to a Make-Whole Fundamental Change, the actual effective date on which the Make-Whole Fundamental Change occurs or becomes effective, and (2) with respect to the exercise of an Issuer’s Exchange Option, the Optional Exchange Date.

“Eligible Market” has the meaning specified in Section 7.9(B)(ii).

“Equity Conditions” has the meaning specified in Section 7.9(B).

“Equity Conditions Measuring Period” has the meaning specified in Section 7.9(B).

“Event of Default” has the meaning specified in Section 9.1.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Issuer or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” initially means the Issuer or such other office or agency designated by the Issuer where Notes may be presented for exchange.

“Exchange Date” has the meaning specified in Section 7.2(A).

“Exchange Notice” shall have the meaning specified in Section 7.2(A).

“Exchange Obligation” has the meaning specified in Section 7.3(A).

“Exchange Price” means, per ADS, $1,000 divided by the applicable Exchange Rate.

“Exchange Rate” has the meaning specified in Section 7.1(A).

“Excluded Holder” has the meaning specified in Section 5.03.

“Expiration Date” has the meaning specified in Section 7.5(E).

“Expiring Rights” has the meaning specified in Section 7.5.

“Freely Tradable” means, with respect to any Notes, that such Notes are eligible to be sold by a Person who is not an Affiliate of the Issuer (within the meaning of Rule 144) and has not been an Affiliate of the Issuer (within the meaning of Rule 144) during the immediately preceding 90 days without any volume or manner of sale restrictions under the Securities Act.

“Free Trade Date” means November 24, 2016.

“Fundamental Change” shall be deemed to have occurred at the time after the Issue Date of the Notes if any of the following occurs:

(1) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Issuer or its subsidiaries or its or their employee benefit plans, becomes the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Issuer’s Common Equity representing more than 50% of the voting power of the Issuer’s Common Equity;

(2) the consolidation or merger of the Issuer with or into any other Person, any merger of another person into the Issuer, any scheme of arrangement in respect of the Issuer or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Issuer’s consolidated properties and assets to another person other than to one or more of its wholly-owned subsidiaries; provided, that this clause (2) shall not apply to any transaction (A) that does not result in any reclassification, conversion, exchange or cancellation of the Issuer’s outstanding Common Equity (other than any conveyance, transfer, sale lease or other disposition of all or substantially all of the Issuer’s properties and assets) and (B) pursuant to which holders of the Issuer’s Common Equity immediately prior to the transaction own, directly or indirectly, in substantially the same proportions vis-à-vis each other as before the transaction, 50% or more of the total voting power of all shares of Common Equity entitled to vote generally in elections of directors of the continuing or surviving person immediately after the transaction;

(3) the Issuer’s shareholders approve any plan or proposal for the liquidation or dissolution of the Issuer (other than in a transaction described in clause (2) above); or

(4) ADSs (or other Common Equity or ADSs underlying the Notes based on which the Notes are then exchangeable pursuant to the terms of this Note) cease to be listed on any of The New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the ADSs (excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters’ appraisal rights) in the transaction or transactions that would otherwise constitute a Fundamental Change consists of Publicly Traded Securities, and as a result of such transaction or transactions, the Notes become exchangeable based on such Publicly Traded Securities, excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters’ appraisal rights (subject to settlement in accordance with Section 7.3), such event shall not be a Fundamental Change and, for the avoidance of doubt, an event that is not considered a Fundamental Change pursuant to this proviso shall not be a Fundamental Change solely because such event could also be described by clause (1) or (2) above.

“Fundamental Change Notice” has the meaning specified in Section 8.2(A).

“Fundamental Change Notice Date” has the meaning specified in Section 8.2(A).

“Fundamental Change Repurchase Date” has the meaning specified in Section 8.1(C).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 8.5(A)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 8.1(B).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.

“Holder” means a Person in whose name a Note is registered in the Register.

“Interest Payment Date” means each January 15 and July 15 of each year, beginning January 15, 2016.

“Issue Date” means the date the Notes are originally issued as set forth on the face of the Note.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this instrument, and thereafter “Issuer” shall mean such successor Person.

“Issuer’s Exchange Option” has the meaning specified in Section 7.9(A).

“Last Reported Sale Price” means, for the ADSs (or any other security for which a Last Reported Sale Price must be determined), on any Trading Day, the closing sale price per ADS (or such other security, as the case may be) or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices, on that date as reported in composite transactions for the principal U.S. securities exchange on which the ADSs (or such other security as the case may be) are listed. If the ADSs (or such other security, as the case may be) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” of the ADSs (or such other security, as the case may be) will be the last quoted bid price for the ADSs (or such other security, as the case may be) in the over-the-counter market on the relevant date as reported by The OTC Markets Group Inc. or a similar organization. If the ADSs (or such other security, as the case may be) are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the ADSs (or such other security, as the case may be) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose. On or after the occurrence of a reorganization event, the Last Reported Sale Price of a Unit of Reference Property will be determined in accordance with this definition or, if it cannot be so determined, then it will be determined by the Board of Directors in a commercially reasonable manner and in accordance with the procedures described in this Note.

“Legal Holiday” is a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Liquidated Sum” has the meaning specified in Section 7.3(A).

“Make-Whole Fundamental Change” means any transaction or event that would constitute a Fundamental Change pursuant to clause (1), clause (2) or clause (4) of the definition thereof (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof).

“Market Disruption Event” means, if the ADSs (or any other security for which a Last Reported Sale Price must be determined) are listed for trading on The NASDAQ Global Market or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day for the ADSs (or such other security, as the case may be) of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the ADSs (or such other security, as the case may be) or in any options contracts or futures contracts relating to the ADSs (or such other security, as the case may be).

“Maturity Date” means January 15, 2032.

“Merger Event” has the meaning specified in Section 7.7(A).

“Notes” has the meaning specified in the first paragraph of this Note.

“Notice of Default” means written notice provided to the Issuer by the Holders of not less than 25% in aggregate principal amount of Notes outstanding of a Default by the Issuer, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.”

“Notice of Optional Redemption” shall have the meaning specified in Section 5.2(A).

“Notice of Tax Redemption” shall have the meaning specified in Section 5.2(A).

“Notice of Tax Redemption Election” shall have the meaning specified in Section 5.3(B).

“Officer’s Certificate” means a certificate signed by an Officer.

“Officer” or “officer” shall mean, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”), the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any Director of the Issuer.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Issuer.

“Optional Exchange Date” has the meaning specified in Section 7.9(C).

“Optional Exchange Notice” has the meaning specified in Section 7.9(C).

“Optional Exchange Notice Date” has the meaning specified in Section 7.9(C).

“Optional Exchange Trigger Period” has the meaning specified in Section 7.9(C).

“Optional Put” has the meaning specified in Section 8.3(A).

“Optional Put Company Notice” has the meaning specified in Section 8.3(C).

“Optional Put Notice” has the meaning specified in Section 8.3(B).

“Optional Redemption” has the meaning specified in Section 5.1(B).

“Optional Redemption Date” means, when used with respect to any Note to be redeemed pursuant to an Optional Redemption , the date fixed for such redemption pursuant to this Note.

“Optional Redemption Price” shall have the meaning specified in Section 5.1(B).

“Ordinary Shares” means ordinary shares of the Issuer, par value £0.50 per share, at the date of this Note, subject to Section 7.7.

“outstanding” when used with reference to Notes, shall mean, as of any particular time, all Notes, except:

(1)	Notes theretofore canceled by the Issuer;

(2) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with any Paying Agent (if other than the Issuer) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent);

(3) Notes in lieu of which, or in substitution for which, other Notes shall have been delivered pursuant to the terms of Section 2; and

(4) Notes exchanged pursuant to Section 7.

“Paying Agent” means any Person (including the Issuer) authorized by the Issuer to pay the principal amount of, interest on, including Additional Interest, the Redemption Price, the Additional Amounts, the Fundamental Change Purchase Price or Repurchase Price of, any Notes on behalf of the Issuer. The Issuer shall initially be the Paying Agent.

“Person” means any individual, corporation, partnership, private limited company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal amount” of a Note means the principal amount as set forth on the face of the Note.

“Publicly Traded Securities” means shares of Capital Stock traded on The New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market (or their respective successors), or, with respect to a transaction that otherwise would be a Fundamental Change, which will be so traded when issued or exchanged in connection with such transaction.

“record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Equity (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Equity (or other applicable security) is exchanged for or exchanged into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Equity (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redemption Date” means the date fixed for Tax Redemption and/or Optional Redemption, as the case may be, pursuant to this Note.

“Redemption Price” means the price fixed for Tax Redemption and/or Optional Redemption, as the case may be, pursuant to this Note.

“Redemption Reference Date” means, for any exchange of Notes in connection with a Tax Redemption, the date 30 days prior to the applicable Redemption Date.

“Redemption Reference Price” means, for any exchange of Notes in connection with a Tax Redemption, the average of the Last Reported Sale Prices of the ADSs over the ten consecutive VWAP Trading Day period ending on, and including, the applicable Redemption Reference Date. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Date of the event occurs, during such ten consecutive Trading Day period.

“Reference Property” has the meaning specified in Section 7.7.

“Register” and “Registrar” have the respective meanings specified in Section 3.06.

“Regular Record Date” means, with respect to the payment of interest on the Notes (including Additional Interest, if any) Close of Business on January 1 or July 1, as the case may be, immediately preceding the relevant Interest Payment Date.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 4.10.

“Reporting Default” has the meaning specified in Section 9.3(A).

“Repurchase Date” has the meaning specified in Section 8.3(A).

“Repurchase Price” has the meaning specified in Section 8.3(A).

“Resale Restriction Termination Date” means the later of (1) the Free Trade Date, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such other date, if any, as may be required by applicable law.

“Restricted Note” has the meaning specified in Section 6.1.

“Restricted Stock” has the meaning specified in Section 6.2.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit C hereto.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the ADSs (or any other security for which a Last Reported Sale Price must be determined) are listed or admitted for trading. If the ADSs (or such other security, as the case may be) are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” shall have the meaning given to such term in Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the Issue Date of the Notes.

“Spin-Off” has the meaning specified in Section 7.5(C).

“Subsidiary” means, with respect to the Issuer, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Issuer; (ii) the Issuer and one or more Subsidiaries of the Issuer; or (iii) one or more Subsidiaries of the Issuer.

“Tax Redemption” shall have the meaning specified in Section 5.1(A).

“Tax Redemption Date” means, when used with respect to any Note to be redeemed pursuant to a Tax Redemption, the date fixed for such Tax Redemption pursuant to this Note.

“Tax Redemption Price” shall have the meaning specified in Section 5.1(A).

“Trading Day” means a Scheduled Trading Day on which (i) trading in the ADSs (or any other security for which a Last Reported Sale Price must be determined) generally occurs on The NASDAQ Global Market or, if the ADSs (or such other security, as the case may be) are not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security, as the case may be) are then listed or, if the ADSs (or such other security, as the case may be) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security, as the case may be) are then traded, and (ii) there is no Market Disruption Event. If the ADSs are not so listed or traded, “Trading Day” means “Business Day.”

“Transfer Taxes” shall have the meaning specified in Section 7.2(E).

“U.S.” means the United States of America.

“Unit of Reference Property” has the meaning set forth in Section 7.7(A).

“Valuation Period” has the meaning set forth in Section 7.5(C).

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“VWAP Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the ADSs or in any options contracts or future contracts relating to the Ordinary Shares or the ADSs.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the ADSs generally occurs on The NASDAQ Global Market or, if the ADSs are not then listed on The NASDAQ Global Market, on the primary other U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “VWAP Trading Day” means a “Business Day.”

ASSIGNMENT FORM

For value received                              (Please insert legal name of registered Holder) hereby sell(s), assign(s) and transfer(s) unto                              (Please insert legal name of assignee),                              (Please insert Social Security or Taxpayer Identification Number of assignee), the within Note, and hereby irrevocably constitutes and appoints                              agent to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of a Restricted Note occurring prior to the Resale Restriction Termination Date, as defined such Restricted Note, the undersigned confirms that such Restricted Note is being transferred:

☐	To Amarin Corporation plc or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act, or any other available exemption from the registration requirements of the Securities Act.

TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Restricted Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “Accredited Investor” within the meaning of the Securities Act of 1933 and is aware that the sale to it is being made in reliance on an exemption from registration of the Securities Act of 1933.

Date: ______________________	Signed:

If none of the foregoing boxes is checked, or if this Note is not a Restricted Note, the Registrar shall not be obligated to register any of the Restricted Notes in the name of any Person other than the registered Holder thereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3 of the Note shall have been satisfied; provided, that if the fourth box above is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

“eligible guarantor institution” (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an

approved signature guarantee medallion

program pursuant to Securities and

Exchange Commission Rule 17Ad-15 if

Notes are to be delivered, other than to and

in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXCHANGE NOTICE

If you want to exchange this Note into ADSs of the Issuer, check the box:  ☐

To exchange only part of this Note, state the principal amount to be exchanged:

$

If you want the share certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s Social Security or Taxpayer Identification Number)

(Print or type other person’s name, address and zip code)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Amarin Corporation plc

2 Pembroke House

Upper Pembroke Street 28-32

Dublin 2, Ireland

Attention: VP of Finance

Facsimile: 908-719-3012

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Amarin Corporation plc (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Purchase Date, and requests and instructs the Issuer to pay to the registered Holder hereof in accordance with the applicable provisions of this Note, (1) the entire principal amount of this Note, or the portion thereof below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

The certificate numbers of the Notes to be repurchased are as set forth:                                 .

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

[FORM OF OPTIONAL PUT NOTICE]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Amarin Corporation plc (the “Issuer”) as to the occurrence of a Repurchase Date and specifying the Repurchase Date, and requests and instructs the Issuer to pay to the registered Holder hereof in accordance with the applicable provisions of this Note, (1) the entire principal amount of this Note, or the portion thereof below designated, and (2) if such Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Repurchase Date.

The certificate numbers of the Notes to be repurchased are as set forth:                                 .

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $        ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Signature Guarantee

Signature(s) must be guaranteed by an “eligible guarantor institution” (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

EXHIBIT C

[FORM OF RESTRICTED STOCK LEGEND]

THE SALE OF THIS AMERICAN DEPOSITARY SHARE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND, ACCORDINGLY, THIS AMERICAN DEPOSITARY SHARE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)	TO THE ISSUER OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTIONS PROVIDED BY REGULATION S AND RULE 144 UNDER THE SECURITIES ACT).

THE ‘‘RESALE RESTRICTION TERMINATION DATE’’ MEANS THE DATE THAT IS THE LATER OF: (X) NOVEMBER 24, 2016; AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW. PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (2)(D), THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT D

[FORM OF NOTICE OF TAX REDEMPTION ELECTION]

To: Amarin Corporation plc

2 Pembroke House

Upper Pembroke Street 28-32

Dublin 2, Ireland

Attention: [•]

Facsimile: [•]

The undersigned registered owner of this Note hereby elects to not have this Note, or the portion hereof below designated, be subject to a Tax Redemption, and any Notes representing any principal amount hereof not subject to such Tax Redemption, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Note not subject to such Tax Redemption is to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

“eligible guarantor institution” (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an

approved signature guarantee medallion

program pursuant to Securities and

Exchange Commission Rule 17Ad-15 if

Notes are to be delivered, other than to and

in the name of the registered holder.

Fill in for registration of Notes to

be delivered, other than to and in the name

of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address
Principal amount not subject to Tax Redemption (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number